UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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Loral Space & Communications Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 22, 2007

The Annual Meeting of Stockholders of Loral Space & Communications Inc. (“Loral” or the “Company”) will be held at the Park Central New York, 870 Seventh Avenue at 56th Street, New York, New York, at 10:30 A.M., on Tuesday, May 22, 2007, for the purpose of:

1.	Electing to the Board three Class I Directors whose terms have expired;

2.	Acting upon a proposal to approve the amendment and restatement of the Loral Space & Communications Inc. 2005 Stock Incentive Plan; and

3.	Acting upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2007.

The Board of Directors has fixed the close of business on April 5, 2007 as the date for determining stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

This Notice and accompanying Proxy Statement and proxy or voting instruction card will be first mailed to you and to other stockholders of record commencing on or about April 23, 2007.

All stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, I hope that you will vote as soon as possible. Please review the instructions on the proxy or voting instruction card regarding your voting options.

By Order of the Board of Directors

Michael B. Targoff
Chief Executive Officer and Vice Chairman
of the Board

April 23, 2007

Loral Space & Communications Inc.
600 Third Avenue
New York, New York 10016

PROXY STATEMENT

Questions and Answers About the Annual Meeting and Voting

Why did I receive this proxy statement?	We have sent you this Notice of Annual Meeting and Proxy Statement and proxy or voting instruction card because the Board of Directors of Loral Space & Communications Inc. (“Loral” or the “Company”) is soliciting your proxy to vote at our Annual Meeting of Stockholders on May 22, 2007 (the “Annual Meeting”). This Proxy Statement contains information about the items being voted on at the Annual Meeting and information about us.

Who is entitled to vote?	You may vote if you owned common stock as of the close of business on April 5, 2007. On April 5, 2007, there were 20,065,856 shares of our common stock, par value $.01 per share, outstanding and entitled to vote at the Annual Meeting. In addition, certain affiliated funds of MHR Fund Management LLC (“MHR Fund Management”) hold shares of our preferred stock that entitle them to vote together with the common stock. These funds are together entitled to 99 votes with respect to all of the preferred stock held by them at the Annual Meeting.

How many votes do I have?	Each share of our common stock that you own entitles you to one vote.

What am I voting on?	You will be voting on the following:

• To elect to the Board three Class I Directors whose terms have expired;

• To approve the amendment and restatement of the Loral Space & Communications Inc. 2005 Stock Incentive Plan; and

• To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2007.

How do I vote?	You can vote in the following ways:

• By Mail: If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, please complete and mail the voting instruction card.

• By Telephone or Internet: If you hold your shares in street name, you may be able to vote by telephone or over the Internet. Please follow the instructions on your voting instruction card.

• At the Annual Meeting: If you are planning to attend the Annual Meeting and wish to vote your shares in person, we will give you a ballot at the meeting. If your shares are held in street name, you need to bring an account statement or letter from your broker, bank or other nominee indicating that you were the beneficial owner of the shares on April 5, 2007, the record date for voting. Even if you plan to be present at the meeting, we encourage you to complete and mail the enclosed card to vote your shares by proxy.

What if I return my proxy or voting instruction card but do not mark it to show how I am voting?	Your shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. If no direction is indicated, your shares will be voted “FOR” the election of all Class I nominees to the Board of Directors and “FOR” proposals 2 and 3.

May I change my vote after I return my proxy or voting instruction card?	You may change your vote at any time before your proxy is cast at the Annual Meeting in one of three ways:

• Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy;

• Submit another proxy card (or voting instruction card if you hold your shares in street name) with a later date; or

• Vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy or voting instruction card?	It means you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your shares.

What constitutes a quorum?	Any number of stockholders, together holding at least a majority in voting power of the capital stock of the Company issued and outstanding and generally entitled to vote in the election of directors, present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business. Abstentions and “broker non-votes” are counted as “shares present” at the meeting for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a bank, broker or other holder of record for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.

What vote is required in order to approve each proposal?	Proposal 1 (Election of Directors): The election of the three Class I nominees requires the affirmative vote of a plurality of the shares present at the Annual Meeting. This means that the director nominee with the most votes for a particular slot is elected for that slot. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld. If you do not want to vote your shares for a particular nominee, you may indicate that in the space provided on the proxy card or the voting instruction card or withhold authority as prompted during telephone or Internet voting. In the unanticipated event that any director nominee is unable or declines to serve, the proxy will be voted for such other person as shall be designated by the Board of Directors to replace such nominee, or in lieu thereof, the Board may reduce the number of directors.

Proposal 2 (Amended and Restated 2005 Stock Incentive Plan) and Proposal 3 (Ratification of appointment of Deloitte & Touche LLP): These proposals require the affirmative vote of a majority of shares present at the Annual Meeting. Abstentions and “broker non-votes” will be counted as shares present but will not be counted as either voting for or against either proposal. Abstentions and “broker non-votes” will, therefore, have the effect of votes against the proposal.

How will voting on any other business be conducted?	We do not know of any business or proposals to be considered at the Annual Meeting other than those set forth in this Proxy Statement. If any other business is proposed and we decide to allow it to be presented at the Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on the matter according to their best judgment.

Who will count the votes?	Registrar & Transfer Company will act as the inspector of election and will tabulate the votes.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company has three classes of directors serving staggered three-year terms, with each class consisting of three directors. The terms of the Class I, II and III directors expire on the date of the Annual Meeting in 2007, 2008 and 2009, respectively.

Stockholders will elect three Class I directors at the Annual Meeting. Of the directors named below, Messrs. John D. Harkey, Jr., Arthur L. Simon and John P. Stenbit are the nominees to serve as Class I directors. Each director will serve for a period of three years, until a qualified successor director has been elected, or until he resigns or is removed by the Board. Election of each of the Class I nominees will require the affirmative vote in person or by proxy of a plurality of the shares present at the Annual Meeting. The Board of Directors unanimously recommends a vote FOR each director nominee.

The following are brief biographical sketches of each of our directors and nominees:

Michael B. Targoff
Age:	62
Director Since:	November 2005
Class:	Class II
Business Experience:	Mr. Targoff has been Chief Executive Officer of Loral since March 1, 2006 and Vice Chairman of Loral since November 21, 2005. From 1998 to February 2006, Mr. Targoff was founder and principal of Michael B. Targoff & Co., a private investment company.
Other Directorships:	Chairman of the Board and Chairman of the Audit Committee of Communication Power Industries. Director and Chairman of the Audit Committee of Leap Wireless International, Inc. Director of ViaSat, Inc.
Sai S. Devabhaktuni
Age:	35
Director Since:	November 2005
Class:	Class III
Business Experience:	Mr. Devabhaktuni is currently a managing principal of MHR Fund Management, an investment manager of various private investment funds that invest in inefficient market sectors, including special situation equities and distressed investments. Mr. Devabhaktuni has served MHR Fund Management in various capacities since 1998.
Hal Goldstein
Age:	41
Director Since:	November 2005
Class:	Class III
Business Experience:	Mr. Goldstein is a co-founder of MHR Fund Management and is currently a managing principal of MHR Fund Management. Mr. Goldstein has served MHR Fund Management in various capacities since 1996.
Other Directorships:	Director of GF Health Products Inc.

John D. Harkey, Jr.
Age:	46
Director Since:	November 2005
Class:	Class I
Business Experience:	Mr. Harkey has been Chairman and Chief Executive Officer of Consolidated Restaurant Companies, Inc. since 1998.
Other Directorships:	Director and Chairman of the Audit Committee of Energy Transfer Equity, L.P. and Emisphere Technologies, Inc. Director and member of the Audit Committee of Leap Wireless International, Inc. and Energy Transfer Partners, LLC.
Dean A. Olmstead
Age:	51
Director Since:	November 2005
Class:	Class II
Business Experience:	Mr. Olmstead has been a consultant for Loral since May 2006. Mr. Olmstead is the founder of Satellite Development LLC and has been its Chairman since October 2004. From March 2005 to September 2006, Mr. Olmstead was President of Arrowhead Global Solutions, Inc. From November 2001 to September 2004, Mr. Olmstead was President and Chief Executive Officer of SES Americom and a member of the SES Global Executive Committee. Prior to that, he was a member of the SES Astra Management Committee.
Other Directorships:	Chairman of the Board of BBSat LLC and member of the Advisory Board of Arrowhead Global Solutions, Inc.
Mark H. Rachesky, M.D.
Age:	48
Director Since:	November 2005
Class:	Class III
Business Experience:	Dr. Rachesky has been non-executive Chairman of the Board of Directors of Loral since March 1, 2006. Dr. Rachesky is a co-founder of MHR Fund Management and has been its President since 1996.
Other Directorships:	Chairman of the Board of Leap Wireless International, Inc. Director of Neose Technologies, Inc., NationsHealth Inc. and Emisphere Technologies, Inc.
Arthur L. Simon
Age:	75
Director Since:	November 2005
Class:	Class I
Business Experience:	Mr. Simon is an independent consultant. Before his retirement, Mr. Simon was a partner at Coopers & Lybrand L.L.P., Certified Public Accountants, from 1968 to 1994.
Other Directorships:	Director and member of the Audit and Governance Committees of L-3 Communications Corporation.

John P. Stenbit
Age:	67
Director Since:	June 2006
Class:	Class I
Business Experience:	Mr. Stenbit is a consultant for various government and commercial clients. From 2001 to his retirement in March 2004, he was Assistant Secretary of Defense of Networks and Information Integration/Department of Defense Chief Information Officer.
Other Directorships:	Director and member of the Governance and Nominating and Audit Committees of SM&A Corporation. Director and member of the Nominating and Corporate Governance, Audit and Compensation Committees of Cogent, Inc. Director and member of the Corporate Governance and Compensation Committees of SI International, Inc. Director and member of the Nominating and Corporate Governance and Compensation and Human Resources Committees of ViaSat, Inc. Trustee of The Mitre Corp., a not-for-profit corporation, and member of the Defense Science Board, the Technical Advisory Group of the National Reconnaissance Office, the Advisory Board of the National Security Agency, the Science Advisory Group of the US Strategic Command and the Naval Studies Board.

Additional Information Concerning the Board of Directors of the Company

During 2006, the Board of Directors held 13 meetings and acted by unanimous written consent three times. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and of committees of the Board of which he was a member. In addition to regularly scheduled meetings, a number of directors were involved in numerous informal meetings with management, offering valuable advice and suggestions on a broad range of corporate matters. We do not have a policy regarding directors’ attendance at annual meetings, and the Annual Meeting to be held on May 22, 2007 will be the Company’s first annual meeting since its emergence from Chapter 11 in November 2005. The Company held a Special Meeting of Stockholders on November 14, 2006 at which Messrs. Targoff and Olmstead were present.

The Company is listed on the Nasdaq Stock Market and complies with the Nasdaq listing requirements regarding independent directors. Under Nasdaq’s Marketplace Rules, the definition of an “independent director” is a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that all of our directors, except for Messrs. Targoff and Olmstead, are independent directors; independent directors, therefore, constitute a majority of our Board. Non-management directors meet in executive sessions without members of the Company’s management at the conclusion of regularly scheduled Board meetings.

Bernard L. Schwartz retired as Chairman of the Board and Chief Executive Officer of the Company effective March 1, 2006, and Robert B. Hodes retired as a director and member of the Compensation Committee effective February 28, 2006. Mr. Hodes was an “independent director” under the Nasdaq Marketplace Rules.

Indemnification Agreements

As of the effective date of our plan of reorganization (November 21, 2005), we entered into Officers’ and Directors’ Indemnification Agreements (each, an “Indemnification Agreement”) with our officers who entered into employment agreements with us. In addition, we entered into Indemnification Agreements with each of our directors as of the date such person became a director (each officer and director with an Indemnification Agreement, an “Indemnitee”). The Indemnification Agreement requires us to indemnify the Indemnitee if the

Indemnitee is a party to or threatened to be made a party to or is otherwise involved in any Proceeding (as that term is used in the Indemnification Agreement), except with regard to any Proceeding by or in our right to procure a judgment in our favor, against all Expenses and Losses (as those terms are used in the Indemnification Agreement), including judgments, fines, penalties and amounts paid in settlement, subject to certain conditions, actually and reasonably incurred in connection with such Proceeding, if the Indemnitee acted in good faith for a purpose which he or she reasonably believed to be in or not opposed to our best interests. With regard to Proceedings by or in our right, the Indemnification Agreement provides similar terms of indemnification; no indemnification will be made, however, with respect to any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to us, unless a court determines that the Indemnitee is entitled to indemnification for such portion of the Expenses as the court deems proper, all as detailed further in the Indemnification Agreement. The Indemnification Agreement also requires us to indemnify an Indemnitee where the Indemnitee is successful, on the merits or otherwise, in the defense of any claim, issue or matter therein, as well as in other circumstances delineated in the Indemnification Agreement. The indemnification provided for by the Indemnification Agreement is subject to certain exclusions detailed therein. Our subsidiaries, Space Systems/Loral, Inc. (“SS/L”) and Loral Skynet Corporation (“Loral Skynet”) both guarantee the due and punctual payment of all of our obligations under the Indemnification Agreements.

We have received a request for indemnification by our directors for any losses or costs they may incur as a result of certain shareholder derivative lawsuits commenced against them relating to the preferred stock financing transaction with MHR Fund Management and certain of its affiliated funds described in “Certain Relationships and Related Transactions — MHR Fund Management LLC.” These lawsuits are more fully described in note 19 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Current Reports on Form 8-K filed with the SEC on March 21 and 23, 2007.

  Directors and Officers Liability Insurance

We have purchased insurance from various insurance companies against obligations we might incur as a result of our indemnification obligations of directors and officers for certain liabilities they might incur and insuring such directors and officers for additional liabilities against which they might not be indemnified by us. We have also procured coverage for our own liabilities in certain circumstances. Our cost for the annual insurance premium covering the period from November 21, 2006 to November 20, 2007 is $1,548,000.

Director Compensation

  Board and Committee Compensation Structure

In 2006, the Board of Directors retained The Delves Group to study director compensation for companies in Loral’s peer group and to advise the Board with respect to establishing a compensation structure.

Based on the study and recommendations of The Delves Group, the Board of Directors adopted a compensation structure for non-management directors designed to achieve the following goals:

•	Compensation should fairly pay directors for work required for a company of Loral’s size and scope;

•	Compensation should align directors’ interests with the long-term interests of shareholders; and

•	Compensation structure should be simple, transparent and easy to understand.

The compensation structure that was adopted is as follows:

Board and Committee Compensation Structure

			Telephonic
			Meeting Fee
	Annual	In-Person	(over	Annual
	Fee(1)	Meeting Fee(2)	30 minutes)(3)	Stock Award(4)	Medical
Board of Directors	$25,000	$1,500	$1,000	2,000 Shares of Restricted Stock; 5,000 Shares of Restricted Stock for non-executive Chairman (vesting over two years)	Eligible for Loral Medical Plan at Company’s expense if not otherwise employed full-time
Executive Committee	No extra fees unless set on an ad hoc basis by full Board of Directors
Audit Committee
Chairman	$15,000	$1,000	$500
Member	$5,000	$1,000	$500
Compensation Committee
Chairman	$5,000	$1,000	$500
Member	$2,000	$1,000	$500
Nominating Committee
Chairman	$5,000	$1,000	$500
Member	$2,000	$1,000	$500

(1)	Annual fees are payable to all directors, including employees and consultants.

(2)	In-person meeting fees are not paid to employees or consultants.

(3)	Telephonic meeting fees are not paid to employees or consultants. For meetings of less than 30 minutes in duration, per meeting fees may be paid if, in the discretion of the Chairman of the Board or Committee, as applicable, meaningful preparation was required in advance of the meeting.

(4)	The annual grant of restricted stock is not awarded to directors who are employees or consultants.

  Non-management Directors Compensation for Fiscal 2006

For fiscal year 2006, Loral provided the compensation set forth in the table below to its directors.

Directors were not granted stock awards in 2006 because there were no shares available for grant under our 2005 Stock Incentive Plan. On March 20, 2007, the Board of Directors approved grants of 31,000 shares of restricted stock to our non-executive directors as a group. 16,000 shares were granted as compensation for services rendered during 2006, and 15,000 shares were granted as part of their compensation for 2007. These grants are subject to stockholder approval of the Company’s Amended and Restated 2005 Stock Incentive Plan (see Proposal 2).

During 2006, Messrs. Harkey and Simon served on a special committee of the Board that negotiated the Amended and Restated Securities Purchase Agreement dated October 17, 2006, as amended and restated on February 27, 2007, by and between the Company and MHR Fund Management LLC. See “Certain Relationships and Related Transactions — MHR Fund Management LLC.” In consideration for their services on the special committee, they each received $120,500 in additional fees.

On June 7, 2006, Loral entered into a consulting agreement with Dean A. Olmstead. Pursuant to this agreement, Mr. Olmstead provides consulting services to the Company relating generally to exploration of strategic and growth opportunities for Loral and achievement of efficiencies within the Company’s divisions. Pursuant to this consulting agreement, Mr. Olmstead earned a total of $337,500 in 2006. In connection with Mr. Olmstead’s consulting agreement, we also granted Mr. Olmstead options to purchase 120,000 shares of our common stock which, like the other equity grants to directors discussed above, is also subject to stockholder approval of our Amended and Restated 2005 Stock Incentive Plan (see Proposal 2). For a more detailed description of Mr. Olmstead’s consulting agreement and the option grant associated therewith, see “Certain Relationships and Related Transactions — Consulting Agreement with Dean A. Olmstead.”

2006 Director Compensation

						Change in
						Pension
						Value and
	Fees					Nonqualified
	Earned				Non-Equity	Deferred
	or Paid		Stock	Option	Incentive Plan	Compensation	All Other
Name	in Cash(1)		Awards	Awards	Compensation	Earnings	Compensation	Total
Mark H. Rachesky, M.D.	$44,500							$44,500
Michael B. Targoff	$30,500	(2)						$30,500
Sai Devabhaktuni	$38,500							$38,500
Hal Goldstein	$42,000							$42,000
John D. Harkey, Jr.	$181,500							$181,500
Dean A. Olmstead	$32,000						$349,219(3)	$32,000
Arthur L. Simon	$182,500							$182,500
John P. Stenbit	$23,500							$23,500

(1)	The column reports the amount of cash compensation for Board and Committee service paid in 2006 or earned with respect to meetings held in 2006 and paid in 2007.

(2)	For Mr. Targoff, includes an annual director’s fee of $25,000 and meeting fees of $5,500 for meetings held prior to March 1, 2006 when Mr. Targoff became Chief Executive Officer of the Company. Does not include compensation paid or options awarded to Mr. Targoff after March 1, 2006 in his capacity as Chief Executive Officer, which compensation is described in “Executive Compensation — Compensation Tables — Summary Compensation Table.”

(3)	For Mr. Olmstead, “All Other Compensation” includes a total amount earned during 2006 of $337,250 (consisting of $200,000 in consulting fees, a bonus of $120,000, $6,000 for life insurance premium reimbursement and $11,250 in lieu of retirement benefits). In addition, in 2006, the Company paid medical insurance premiums on behalf of Mr. Olmstead, the value of which was $11,969. See “Certain Relationships and Related Transactions — Consulting Agreement with Dean A. Olmstead.”

Committees of the Board of Directors

The Company’s standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating Committee. The charters of these committees were filed with the Securities and Exchange Commission (the “SEC”) in a Current Report on Form 8-K filed by the Company on November 23, 2005, and they are available on the Corporate Governance section of our website at www.loral.com. These documents are also available upon written request to: Investor Relations, Loral Space & Communications Inc., 600 Third Avenue, New York, New York 10016. Information concerning these committees is set out below.

Audit Committee

Members:	Arthur L. Simon (Chairman), John D. Harkey, Jr., John P. Stenbit
Number of Meetings in 2006:	11

The Board of Directors has determined that all of the members of the Audit Committee meet the independence and experience requirements of the SEC and the Nasdaq Stock Market. Moreover, the Board of Directors has determined that one of the Committee’s members, Mr. Simon, qualifies as an “audit committee financial expert” as defined by the SEC.

The Audit Committee is generally responsible for, among other things, (i) the appointment, termination, and compensation of the Company’s independent registered public accounting firm, and oversight of their services; (ii) approval of audit and any non-audit services to be performed by the independent registered public accounting firm and related compensation; (iii) reviewing the scope of the audit proposed for the current year and its results; (iv) reviewing the adequacy of our disclosure and accounting and financial controls; (v) reviewing the annual and quarterly financial statements and related disclosures with management and the independent registered public accounting firm; (vi) monitoring the Company’s and the independent registered public accounting firm’s annual performance under the requirements of Sarbanes Oxley Act Section 404; and (vii) reviewing the internal audit function and findings from completed internal audits.

Compensation Committee

Members:	Mark H. Rachesky, M.D. (Chairman), John D. Harkey, Jr.
Michael B. Targoff was a member of the Compensation Committee from November 21, 2005 to March 1, 2006, when he resigned from the Committee after becoming Chief Executive Officer. Robert B. Hodes was a member of the Compensation Committee prior to his resignation from the Board of Directors on February 28, 2006.
Number of Meetings in 2006:	4

Our Compensation Committee has general authority and responsibility for establishing our compensation policies, fixing compensation levels for our officers and other senior executives and reviewing and providing recommendations to our Board of Directors regarding compensation of our senior executive officers. Our Compensation Committee is also responsible for recommending to our Board of Directors the adoption, amendment and termination of our compensation plans and programs and is responsible for the administration of our 2005 Stock Incentive Plan. For more information regarding our Compensation Committee, see “Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a present or former officer of or employed by the Company or its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity the executive officers of which entity serve either on the Company’s Board of Directors or Compensation Committee. Dr. Rachesky is a co-founder and managing principal of MHR Fund Management, affiliated funds of which have engaged in transactions with the Company. See “Certain Relationships and Related Transactions — MHR Fund Management LLC.”

Executive Committee

Members:	Michael B. Targoff (Chairman), Mark H. Rachesky, M.D.
Number of Meetings in 2006:	6

The Executive Committee performs such duties as are from time to time determined and assigned to it by the Board of Directors.

Nominating Committee

Members:	John D. Harkey, Jr. (Chairman), Hal Goldstein
Number of Meetings in 2006:	1

The Nominating Committee assists the Board of Directors in (i) identifying individuals qualified to become members of the Board (consistent with criteria approved by the Board) and (ii) selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders. The Nominating Committee will consider candidates for nomination as a director recommended by stockholders, directors, officers, third party search firms and other sources. Under its charter, the Nominating Committee seeks director nominees who have demonstrated exceptional ability and judgment. Nominees will be chosen with the primary goal of ensuring that the entire Board collectively serves the interests of the stockholders. Due consideration will be given to assessing the qualifications of potential nominees and any potential conflicts with the Company’s interests. The Nominating Committee will also assess the contributions of the Company’s incumbent directors in connection with their potential re-nomination. In identifying and recommending director nominees, the Nominating Committee members may take into account such factors as they determine appropriate, including any recommendations made by the Chief Executive Officer and stockholders of the Company. The Nominating Committee will review all candidates in the same manner, regardless of the source of the recommendation. Individuals recommended by stockholders for nomination as a director will be considered in accordance with the procedures described under “Other Matters — Stockholder Proposals for 2008.”

PROPOSAL 2 — AMENDMENT AND RESTATEMENT OF THE
LORAL SPACE & COMMUNICATIONS INC. 2005 STOCK INCENTIVE PLAN

The Loral Space & Communications Inc. 2005 Stock Incentive Plan (the “Plan”) became effective on November 21, 2005. Since the effective date, the Board has amended and restated the Plan, subject to stockholder approval, to (i) increase by 1,582,000 the number of shares of our common stock available for delivery in connection with awards granted or to be granted under the Plan, (ii) increase for purposes of Section 162(m) of the Internal Revenue Code the maximum number of shares of our common stock that may be granted pursuant to options or stock appreciation rights to any employee in any calendar year from 500,000 to 1,000,000 and (iii) make such other non-material changes as it deemed appropriate. These non-material amendments, for which stockholder approval is not required, relate, among other things, to the definition of “fair market value” of our common stock for purposes of the Plan and to the elimination of the discretionary authority of the Committee to make anti-dilution adjustments to awards granted under the Plan. We are seeking the approval of our stockholders for this amendment and restatement.

The principal reason for the increase in the number of shares to be made available under the Plan is to implement certain grants of 175,700 shares of restricted stock that were made to 129 non-executive employees of the Company, grants of options to acquire 965,000 shares of common stock that we are contractually obligated to make to Messrs. Targoff, Townsend and Olmstead and grants of 31,000 shares of restricted stock in the aggregate to our directors as part of their compensation. These grants were made in 2006 and 2007 subject to stockholder approval of the amendment and restatement of our Plan and are more fully described below under “New Plan Benefits.” In addition to the 1,171,700 shares underlying grants that have already been made as described above, we are seeking to increase by 410,300 the number of shares available for grant under the Plan in order to allow us to make additional grants in the future in order to continue to attract, retain, motivate and reward our executive and non-executive employees, to fulfill existing contractual obligations and to cover the equity component of our directors’ compensation.

The material terms of the Plan as amended and restated are summarized below. This summary is qualified in its entirety by the terms of the amended and restated Plan, a copy of which is attached hereto as Appendix A.

Summary of Material Terms

The purpose of the Plan is to assist us in attracting, retaining, motivating and rewarding individuals who provide services to the Company and to promote the creation of long-term value for stockholders by closely aligning the interests of these individuals with those of our stockholders. The Plan allows for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock and other stock-based awards. Individuals eligible to participate in the Plan include employees, directors and individuals who provide substantial services to the Company or any affiliate of the Company. There are approximately 2,100 employees, eight directors and approximately 200 other service providers eligible to participate in the Plan. The Plan may be administered by the Board or, at the Board’s discretion, by a committee of the Board consisting of at least two persons. The Board has appointed our Compensation Committee to administer the Plan. The current members of the Compensation Committee are Dr. Mark H. Rachesky and John D. Harkey, Jr. The Plan (but not outstanding awards) will terminate on November 20, 2015, after which no further awards may be granted under the Plan.

We initially reserved 1,390,452 shares of our common stock for issuance of awards under the Plan. Since the adoption of the Plan, we have issued awards covering all 1,390,452 shares of common stock originally reserved. Since the issuance of these awards, a number of employees who were granted awards have terminated their employment with the Company thereby forfeiting their awards and the Company has also withheld shares in connection with the cashless exercise of options. As of April 5, 2007, 97,269 shares of common stock are available for issuance under the Plan. In order to continue to attract, retain motivate and reward our employees and directors our Board has authorized several increases in the number of shares of our common stock available for issuance under the Plan during 2006 and 2007. These increases, aggregating an additional 1,582,000 shares, were made subject to the approval of our stockholders. If approved by the stockholders, a total of 2,972,452 shares of our common stock will be available for issuance under the Plan. To the extent that awards expire or are cancelled, forfeited, settled in cash or otherwise terminated or concluded without delivery of the full number of shares subject to the awards, the undelivered shares will again be available for issuance pursuant to other awards. Shares withheld in payment of exercise prices or for the payment of taxes for awards will also be available for issuance pursuant to other awards. Shares issued under the Plan may include previously issued shares reacquired by us as well as newly issued shares.

Recipients of awards under the Plan are selected by our Compensation Committee. Our Compensation Committee determines the terms of each award, including the exercise price for options and the dates on which awards will become vested and exercisable. The maximum number of shares for which options or stock appreciation rights may be granted under the Plan to any single individual in any one year is 1,000,000 (subject to adjustments for capital changes).

Options granted under the Plan will be non-qualified stock options, which are not qualified under section 422 of the Internal Revenue Code. While we generally grant options with exercise prices equal to the fair market value of our common stock on the date of grant, the exercise price for options may be less than fair market value but not less than our common stock’s par value on the date of grant. Our Compensation Committee sets the vesting schedule for each option on the date of grant. Except as provided in the option agreements covering the initial option grants made upon our emergence from Chapter 11 or as may otherwise be provided by the Compensation Committee in other option agreements, if an option holder who is employed by the Company is terminated, (i) all vesting of their options will cease and any unvested options will expire and (ii) vested options will remain exercisable for three months following termination of employment if such termination is for any reason other than cause, death, or disability, and for twelve months if such termination is by reason of the holder’s death or disability. If such termination is for cause, the holder’s vested options will expire as well, unless our Compensation Committee determines otherwise. In all cases, no options may be exercised after the expiration of ten years following the date of grant.

The purchase price upon the exercise of options may be paid in cash or by certified bank check or cashier’s check, or, at the discretion of the Compensation Committee, by tendering stock held by the optionee, by cashless exercise through a broker, by having the Company withhold that number of shares subject to exercise having a value equal to the exercise price of the shares subject to exercise or by any other means approved by the Compensation Committee. Options granted under the Plan are evidenced by a written option agreement between the optionee and the Company, the terms of which are determined by the Compensation Committee.

The material terms of stock appreciation rights are set by the Compensation Committee on the date of grant. As with options, all stock appreciation rights will expire no later than ten years following the date of grant. The provisions pertaining to the vesting and expiration of stock appreciation rights following termination of employment are similar to those for options.

The terms and conditions, including vesting conditions, of restricted stock are determined by the Compensation Committee and evidenced by a restricted stock agreement. Recipients of restricted stock will generally have the rights and privileges as other stockholders, including the right to vote such shares. Shares of restricted stock are generally non-transferable and subject to forfeiture upon termination of employment until they vest. The Compensation Committee will determine whether dividends will accrue or be currently paid on shares of restricted stock and whether any accrued dividends will be subject to forfeiture along with such shares. Unless otherwise determined by the Compensation Committee, in the event that a restricted stockholder’s employment with the Company is terminated for any reason, all vesting of restricted stock will cease and all unvested shares will expire.

The material terms of restricted stock units are set by the Compensation Committee on the date of grant. Each restricted stock unit represents the right to receive the value of one share of our common stock. No shares of common stock are issued on the date of grant of a restricted stock unit award and recipients do not acquire the rights or privileges of stockholders. Restricted stock units may be settled in cash or shares of common stock. The Compensation Committee may determine to grant certain dividend equivalent rights along with restricted stock units. The provisions pertaining to the vesting and expiration of restricted stock units are similar to those for restricted stock. With respect to grants of restricted stock units under the Plan, in the event that a unit holder’s employment with the Company is terminated for any reason, all unvested restricted stock units will be forfeited, and vested units shall be settled as soon as practicable following the date of such termination; if such unit holder’s termination was for cause, all restricted stock units will be forfeited (whether or not then vested).

The Compensation Committee may grant other stock-based awards, including bonus stock without restrictions, as it may determine from time to time are consistent with the purposes of the Plan.

In the event of a Change in Control (as defined in the Plan) of the Company, all outstanding awards will become immediately vested and exercisable, any restrictions on such awards will lapse and all such awards will become immediately payable or subject to settlement. In the event of a Change in Control, the Compensation Committee may cancel any or all outstanding awards in exchange for a cash payment to each award holder having a value equal to the value of each such award at the time of such Change in Control (or without any payment in the event that an outstanding award has no value at the time of such Change in Control).

Following a sale of all or substantially all of the common stock or assets of Loral Skynet Corporation (a “Skynet Sale Event”) or Space Systems/Loral, Inc. (an “SS/L Sale Event”), all outstanding awards held by employees or service providers of Loral Skynet or SS/L, as applicable, will become immediately vested and exercisable, any restrictions on such awards will lapse and all such awards will become immediately payable or subject to settlement. In addition, options held by employees or service providers of Loral Skynet or SS/L, as applicable, will remain exercisable following the sale for the shorter of (i) one year following the sale or (ii) the remaining term of the stock option as set forth in the applicable award agreement. For employees of Loral assigned to Loral’s corporate headquarters, if the Skynet Sale Event or SS/L Sale Event occurs on or prior to November 21, 2007, one-third (1/3) of all outstanding unvested awards held by employees of Loral assigned to Loral’s corporate headquarters will become immediately vested and exercisable, any restrictions on such awards will lapse and all such awards will become immediately payable or subject to settlement.

The Board may amend the Plan at any time, provided that no amendment may increase the maximum number of shares that may be issued pursuant to awards under the Plan (except as contemplated by the antidilution adjustment provisions under the Plan) without further stockholder approval. The Board’s power to amend the Plan without stockholder approval is also limited to the extent that any such amendment would otherwise violate the stockholder approval requirements of the national securities exchange on which our common stock is listed. No such plan amendment may impair the rights under any award unless the award holder consents to such amendment in writing. The Committee may amend the terms of outstanding awards at any time, provided that no such amendment may impair the rights of award holders unless they consent in writing.

On April 16, 2007, the closing market value of a share of our common stock was $51.05.

Federal Income Tax Consequences

The following is a brief discussion of the federal income tax consequences for options under the Plan. The Plan is not qualified under Section 401(a) of the Internal Revenue Code. This discussion is not intended to be exhaustive and does not describe state or local taxes consequences.

Except as noted below for corporate “insiders,” with respect to non-qualified stock options, (1) no income is realized by the optionee at the time the option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the optionee’s employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

As a result of the rules under Section 16(b) of the Securities Exchange Act of 1934, “insiders” (as defined in Section 16(b)), depending upon the particular exemption from the provisions of Section 16(b) utilized, may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of options. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular option. Insiders should check with their own tax advisers to ascertain the appropriate tax treatment for any particular option.

New Plan Benefits

On March 28, 2006, in connection with his appointment as our Chief Executive Officer, the Compensation Committee granted to Mr. Targoff, under the terms of the Plan, an option to purchase 825,000 shares of our common stock. The exercise price for the options granted to Mr. Targoff is $26.915 per share, the fair market value of our common stock on the grant date, and the options expire on March 28, 2011. The material terms of Mr. Targoff’s options are set forth in the Compensation Discussion and Analysis below under “Employment Agreements — CEO — Michael B. Targoff.” On June 14, 2006, in connection with an amendment to his employment agreement, the Compensation Committee granted to our Chief Financial Officer, Mr. Townsend, an option to purchase 20,000 shares of our common stock. The exercise price for the options granted to Mr. Townsend is $27.135 per share, the fair market value of our common stock on the grant date, and the options expire on June 14, 2013. The other material terms of Mr. Townsend’s options are set forth in the Compensation Discussion and Analysis below under “Employment Agreements — Other Named Executive Officers.” On June 14, 2006, in connection with his entering into a consulting agreement, the Compensation Committee granted to our director, Mr. Olmstead, options to purchase 120,000 shares of our common stock. The exercise price for the options granted to Mr. Olmstead is $27.135 per share, the fair market value of our common stock on the grant date, and the options expire on June 14, 2013. The material terms of Mr. Olmstead’s options are set forth below under “Certain Relationships and Related Transactions — Consulting Agreement with Dean A. Olmstead.” On February 28, 2007, the Compensation Committee approved grants of 175,700 shares of restricted stock to non-executive employees of the Company. On March 20, 2007, the Board of Directors approved grants of 31,000 shares of restricted stock to our non-executive directors as a group. 16,000 shares were granted as compensation for services rendered during 2006, and 15,000 shares were granted as part of their compensation for 2007. All of these awards were and remain subject to the approval of the amendment and restatement of the Plan by our stockholders. As of the date of this Proxy Statement, other than the awards described above, no executive officer, employee or director of the Company has been granted any awards under the Plan. Inasmuch as awards under the Plan may be granted in the future at the sole discretion of the Compensation Committee, such benefits under the Plan are not presently determinable.

Under Mr. Targoff’s employment agreement with the Company, Mr. Targoff is entitled in 2008, provided he has earned his target bonus for 2006 and 2007, to an equity award with a value equal to $2,875,000 (one-half of the value of the grant awarded to him in March 2006). This award may be either an option to purchase common stock with terms similar to his March 2006 option or other equity award. We are required under his employment agreement to seek stockholder approval of an amendment to the Plan to provide for sufficient shares to cover this award based on our best estimate at the time of the amendment of the number of shares necessary to implement this award. We are currently planning to issue Mr. Targoff’s 2008 equity award, assuming it is earned, in the form of restricted stock and have estimated, assuming a market value of our common stock of $50 per share, that we will need 57,500 shares to cover this award.

Under Mr. Townsend’s employment agreement with the Company, we have agreed to grant to Mr. Townsend annually a target option grant or other equity award having a Black-Scholes value equal to his base salary then in effect multiplied by 1.4. We are currently planning to issue Mr. Townsend’s equity award for 2008 in the form of restricted stock and have estimated, assuming a market value of our common stock of $50 per share, that we will need 16,100 shares to cover this award. Also, our directors as a group will be entitled to an aggregate of 15,000 shares of restricted stock as part of their compensation for 2008.

If we are not able to attain stockholder approval on or before June 30, 2007 to increase the number of shares available for award under our 2005 Stock Incentive Plan in order to implement Mr. Targoff’s 2006 stock option grant and his 2008 equity award if earned, Mr. Targoff will be able to terminate his employment with us for “good reason” and will be entitled to the severance payments described below in “Executive Compensation — Compensation Tables — Potential Change in Control and other Post Employment Payments — CEO.” If we are not able to attain stockholder approval on or before June 30, 2007 to increase the number of shares available for award under our 2005 Stock Incentive Plan in order to implement the 2006 stock option grant to Mr. Townsend, Mr. Townsend’s base salary and target bonus opportunity will be restored to the levels in effect prior to the amendment to his employment agreement and he will be entitled to receive a one-time cash payment equal to the difference in base salary and annual bonus he would have received had the changes never gone into effect and the base salary and annual bonus that he actually received after giving effect to the changes.

Name and Position	Dollar Value		Number of Units
Michael B. Targoff, Vice Chairman and Chief Executive Officer	N/A		825,000 (stock options	)
Richard J. Townsend, Executive Vice President and Chief Financial Officer	N/A		20,000 (stock options	)
Dean A. Olmstead, Director and Consultant	N/A		120,000 (stock options	)
Non-Executive Directors	$1,547,520	(1)	31,000 (restricted stock	)
Non-Executive Employees	$8,178,835	(2)	175,700 (restricted stock	)

(1)	Dollar value is based on the $49.92 closing price of our common stock on March 20, 2007, the date of approval of the grant by our Board of Directors.

(2)	Dollar value is based on the $46.55 closing price of our common stock on February 28, 2007, the date of approval of the grant by our Board of Directors.

2005 Option Grants

On November 21, 2005, upon our emergence from Chapter 11, we granted stock options to our employees covering an aggregate of 1,390,452 shares of our common stock. All of these options were granted for no consideration from the grantees. These options vest over four years at the rate of 25% per year on each of the first four anniversaries of the effective date of our plan of reorganization (November 21, 2005), subject to earlier vesting upon a change in control or certain specified sale events as defined in the Plan. The per-share exercise price for all of these options is $28.441. The table below sets forth the number of shares underlying these options granted to the individuals and classes of individuals listed.

2005 Stock Option Awards
	Number of Shares
	Underlying
Name and Position	Options Granted
Michael B. Targoff Vice Chairman and Chief Executive Officer	106,952	*
Eric J. Zahler President and Chief Operating Officer	120,000	*
Richard J. Townsend Executive Vice President and Chief Financial Officer	85,000	*
C. Patrick DeWitt Vice President and Chief Executive Officer of Space Systems/Loral, Inc.	75,000	*
Avi Katz Vice President, General Counsel and Secretary	50,000
Bernard L. Schwartz Chairman of the Board and Chief Executive Officer (retired)	0
All Current Executive Officers as a Group	526,952	*
All Current Non-Executive Directors as a Group	0
All Employees, Including Current Officers Who Are Not Executive Officers as a Group	1,390,452	*

*	Represents more than 5% of all awards under the Plan.

Equity Compensation Plan Information
(as of December 31, 2006)

Number of
	Number of		Securities
	Securities to be		Remaining Available
	Issued Upon	Weighted Average	for Future Issuance
	Exercise of	Exercise Price of	Under Equity
	Outstanding	Outstanding	Compensation Plan
	Options, Warrants	Options, Warrants	(Excluding Securities
Plan category	and Rights	and Rights	Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
Equity compensation plans not approved by security holders(1)	1,310,452	$28.441	80,000
Total	1,310,452	$28.441	80,000

(1)	Our 2005 Stock Incentive Plan was approved in connection with the confirmation of our plan of reorganization on August 1, 2005 by the United States Bankruptcy Court for the Southern District of New York.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE 2005 STOCK INCENTIVE PLAN.

PROPOSAL #3 — INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders will act upon a proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company. If the stockholders, by the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting, do not ratify the selection of Deloitte & Touche LLP, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee.

Background

The Audit Committee has selected Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007. Deloitte & Touche LLP has advised the Company that it has no direct or indirect financial interest in the Company or any of its subsidiaries and that it has had, during the last three years, no connection with the Company or any of its subsidiaries other than as our independent registered public accounting firm and certain other activities as described below.

Financial Statements and Reports

The financial statements of the Company for the year ended December 31, 2006 and report of the independent registered public accounting firm will be presented at the Annual Meeting. Deloitte & Touche LLP will have a representative present at the meeting who will have an opportunity to make a statement if he or she so desires and to respond to appropriate questions from stockholders.

Services

During 2005 and 2006, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte”) provided services consisting of the audit of the annual consolidated financial statements and internal controls over financial reporting of the Company, review of the quarterly financial statements of the Company, stand-alone audits of subsidiaries, foreign statutory reports, accounting consultations and consents and other services related to SEC filings and registration statements filed by the Company and its subsidiaries and other pertinent matters. Deloitte also provided other permitted services to the Company in 2005 and 2006 consisting primarily of tax consultation and related services.

Audit Fees

The aggregate fees billed or expected to be billed by Deloitte for professional services rendered for the audit of the Company’s annual consolidated financial statements and internal controls over financial reporting for the fiscal years ended 2005 and 2006, for the reviews of the condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the 2005 and 2006 fiscal years, for stand-alone and statutory audits of our subsidiaries and for accounting research and consultation related to the audits and reviews totaled approximately $6,258,000 and $3,614,000, respectively. These fees were approved by the Audit Committee.

Audit-Related Fees

The aggregate fees billed by Deloitte for audit-related services for the fiscal years ended 2005 and 2006 were $75,900 and $100,000, respectively. These fees related to research and consultation on various filings with the SEC and acquisition related due diligence reviews and were approved by the Audit Committee.

Tax Fees

The aggregate fees billed by Deloitte for tax-related services for the fiscal years ended 2005 and 2006 were $194,000 and $45,000, respectively. These fees related to tax consultation and related services and were approved by the Audit Committee.

All Other Fees

The aggregate fees billed or expected to be billed by Deloitte for services rendered to the Company, other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” for the fiscal years ended 2005 and 2006 totaled approximately $380,000 and $15,000, respectively. These fees for 2005 related to the Chapter 11 filing and related filings and activities and for 2006 related to consulting on internal control matters. These fees were approved by the Audit Committee.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Deloitte’s independence.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2007.

REPORT OF THE AUDIT COMMITTEE

The Directors who serve on the Audit Committee are all “independent” for purposes of Nasdaq listing standards and applicable SEC rules and regulations. Among its functions, the Audit Committee reviews the financial reporting process of the Company on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the financial reporting process. The independent registered public accounting firm is responsible for expressing opinions on the conformity of our financial statements to accounting principles generally accepted in the United States of America, on management’s annual assessment of internal control over financial reporting, based on criteria established in “Internal Control — An Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission (collectively, “COSO”), and on the effectiveness, in all material respects, of internal control over financial reporting, based on criteria established by COSO.

We have reviewed and discussed with management the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which includes the Company’s audited consolidated financial statements for the year ended December 31, 2006, and management’s assessment of, and the independent audit of, the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006.

For 2006, the Audit Committee operated under a written charter adopted by the Board of Directors which was previously filed with the SEC in a Current Report on Form 8-K filed on November 23, 2005. All of the responsibilities enumerated in such charter were fulfilled for the year ended December 31, 2006.

We have reviewed and discussed with management and the independent registered public accounting firm, Deloitte & Touche LLP, the Company’s financial statements as of and for the year ended December 31, 2006.

We have discussed with the independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by the Sarbanes-Oxley Act of 2002 and Statement on Auditing Standards (“SAS”) No. 61, Communication with Audit Committees, as amended by SAS 89 and SAS 90, of the Auditing Standards Board of the American Institute of Certified Public Accountants and Rule 2-07, Communication with the Audit Committee, of Regulation S-X of the SEC.

We have received and reviewed the written disclosures from Deloitte & Touche LLP, required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the independent registered public accounting firm the firm’s independence.

Based on the activities referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

The Audit Committee

Arthur L. Simon, Chairman
John D. Harkey, Jr.
John P. Stenbit

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee

Our Compensation Committee has primary responsibility for overseeing our executive compensation program, including compensation of our named executive officers or NEOs listed in the compensation tables that follow. Our Compensation Committee is composed of independent directors, as determined by Nasdaq listing standards. The Committee’s responsibilities are set forth in the Committee charter, which is filed as Exhibit 99.3 to our Current Report on Form 8-K filed on November 23, 2005 and is available on our corporate website at www.loral.com. In order to fulfill its responsibilities pertaining to executive and director compensation, the Committee:

•	Reviews and recommends to the Board the compensation of officers and other senior executives of the Company;

•	Proposes the adoption, amendment and termination of compensation plans and programs and oversees the administration of these plans and programs;

•	Reviews, approves and recommends to the Board the form and amount of all compensation awards provided to eligible executives pursuant to our compensation plans; and

•	Reviews and recommends to the Board the form and amount of compensation paid to the Company’s outside directors.

In 2006, the Compensation Committee met four times and acted by unanimous written consent twice.

Objectives and Philosophy

Our executive compensation program is designed to (i) attract and retain high quality executive officers who are critical to our long-term success and (ii) place an amount of each executive officer’s pay at risk so that he or she is rewarded for achieving our short-term business and long-term strategic goals. The Committee determines target total direct compensation levels for our named executive officers based on several factors, including:

•	Each executive officer’s role and responsibilities;

•	The total compensation of executives who perform similar duties at other companies;

•	The total compensation for the executive officer during the prior fiscal year;

•	How the executive officer may contribute to our future success; and

•	Other circumstances as appropriate.

“Total direct compensation” is comprised of base salary, annual bonus compensation (identified in the Summary Compensation Table below as Non-Equity Incentive Plan Compensation) and long-term incentive compensation in the form of equity awards. Each of these elements of total direct compensation is discussed in more detail below.

We compete for executive talent in a highly specialized industry and often against firms that are significantly larger in size and scope than us. The Committee’s goal is to design a compensation program that rewards our NEOs for performance in relationship to achievement of corporate and personal performance goals. Due to an extended period of time during which we were unable to provide meaningful long-term incentives to our NEOs resulting from our Chapter 11 reorganization, short-term compensation (base salary and annual bonus compensation) for our NEOs has historically fallen within or near the 75th percentile for comparable positions at our peers if target levels for the performance measures are achieved (see “Compensation Committee Practices” below for a description of our peer companies). In the future, with respect to newly hired executives, total direct compensation levels for our NEOs will be designed and is expected to fall generally between the 50th and 75th percentile for comparable positions at our peer companies if target levels for the performance measures are achieved.

In evaluating compensation for our NEOs, the Committee also considers other benefits and potential compensation payable to executive officers in certain circumstances. These other benefits and compensation include retirement benefits and potential benefits which may be payable in a situation involving a change of control of the Company. The nature of this other compensation is different from total direct compensation because it involves, in the case of retirement benefits, compensation payable only in the future, and, in the case of change of control compensation, compensation which is contingent upon the possible occurrence of future events.

Retirement benefits are intended both to recognize long-term service and to keep our overall pay packages for our NEOs comparable to that of our peer companies so that we can attract and retain highly qualified executive officers. We maintain a defined benefit pension plan for our NEOs and we maintain a defined benefit supplemental executive retirement plan, pursuant to which we make contributions for the benefit of our NEOs. Our supplemental executive retirement plan is intended to make up for the limitations on covered compensation and potential benefits which apply under the Internal Revenue Code to our qualified retirement plans, so that the total actual retirement benefits that are earned and received by our NEOs are not artificially limited. We also maintain a 401(k) savings plan. The Committee believes that these retirement plans, in aggregate, are necessary to compete effectively with our peer companies.

As with other companies, we provide various other benefits to our NEOs. Many of these, such as health and life insurance, are provided to most of our U.S. salaried employees on substantially the same basis. We also provide excess life insurance and excess medical coverage to our NEOs. In many respects, these additional benefits have historically been driven by reference to the Company’s past practices as well as competitive market forces.

Upon our emergence from Chapter 11 in November 2005, we entered into two year employment agreements with each of our NEOs (other than Mr. Targoff who was not an officer at the time). On March 28, 2006, we entered into an employment agreement with Mr. Targoff for a term of approximately five years.

Compensation Committee Process and Practices

Our Compensation Committee has authority to retain a consulting firm to assist it in the evaluation of compensation for our NEOs and has the authority to approve the consultant’s fees and other retention terms. In 2006, the Committee retained as its executive compensation consultant, a member of The Delves Group, who, in 2007, joined James F. Reda & Associates and subsequently Hewitt Associates. In selecting this consultant, the Committee considered the reputation and experience of the consultant as well as his independence. In the past, we have retained, and continue to retain, The Segal Company for actuarial and related services in connection with our retirement plans.

In 2006, The Delves Group assisted the Committee in conducting an assessment of general market compensation practices and the compensation levels of our executive officers, including our NEOs. The results of this assessment are referred to as the “2006 Peer Group Market Data.” The 2006 Peer Group Market Data study was used to help establish the compensation for our CEO and, as discussed below, formed the basis for proposed changes to total direct compensation levels for certain of our NEOs. The review was limited to an assessment of current market conditions and did not represent a complete plan review or redesign. In particular, the review was focused on providing the Committee with competitive pay levels given our recent emergence from Chapter 11.

Specifically, the 2006 Peer Group Market Data consisted of data from a customized compensation peer group and market compensation surveys. The peer group, which is periodically reviewed and updated by the Committee, consists of companies against which the Committee believes we compete for executive talent. The companies comprising our peer group in 2006 were: The DIRECTV Group, EchoStar Communications, Orbital Sciences, New Skies Satellite Holdings (prior to its acquisition by SES Global), Scientific-Atlanta, Teledyne

Technologies, Eutelsat Communications, Sirius Satellite Radio, PanAmSat (prior to its acquisition by Intelsat), XM Satellite Radio Holdings and Viasat.

Additionally, the Committee observes compensation practices and relative pay levels at other significantly larger organizations competing for executive talent, such as Boeing, Northrop Grumman and Lockheed Martin.

As stated above, upon our emergence from Chapter 11 in November 2005, we entered into two year employment agreements with each of our NEOs (other than Mr. Targoff who was not an officer at the time), and, on March 28, 2006, we entered into an employment agreement with Mr. Targoff for a term of approximately five years. After expiration of these employment agreements if not renewed, the Committee intends to follow the following procedure with respect to the setting of compensation for our NEOs and other executive officers. Generally, the Committee intends to begin its evaluation of total direct compensation for each year in the late fall of the prior year, meeting to preliminarily discuss compensation and related matters. During these meetings, matters such as changes in peer group market data, plan philosophy and design, expected performance and historical performance will be discussed. Final determinations of salaries, annual bonus targets, long-term incentive compensation awards and plan designs will be targeted to be made at the Committee’s meeting in March, which is shortly after the public release of the prior year’s financial results. At that meeting, the Committee also will review prior year performance and the status of prior awards of long-term incentive compensation. The Committee believes that considering these matters at the March meeting will allow the Committee not only to factor in the prior year’s financial results and the current year’s operating plan but also will allow it to assess prior years’ compensation. Occasionally, grants of long-term incentive compensation or changes in compensation may be made at other meetings in cases such as promotions, new hiring or other special situations.

Generally, it is our intention that stock incentive awards will be granted effective as of the annual shareholder meeting date. In the ordinary course, it is also our intention to effect salary changes annually to reflect cost of living adjustments.

Upon the request of the Committee, certain of our employees will compile and organize information, arrange and attend meetings and provide support for the Committee’s work. We expect that Mr. Targoff, our Chief Executive Officer, will also make compensation recommendations for the other NEOs, which will be considered by the Committee.

Elements of Compensation

Total Direct Compensation — Cash and Stock Incentives

Our total direct compensation consists of three components:

•	Base salary;

•	Cash performance-based annual bonus; and

•	Equity incentive awards.

For 2006, the base salary and target bonus percentages of the NEOs were governed by their employment agreements.

Base Salary

We provide an annual base level of compensation in the form of base salary for services rendered by our NEOs throughout the year to give them resources upon which to live and to provide a portion of compensation which is assured in order to help provide them with a certain level of financial security. When determining base salary, we consider a number of factors including market data, prior salary, job responsibilities and changes in job responsibilities, achievement of specified Company goals, individual experience, demonstrated leadership, performance potential, Company performance and retention considerations. These factors are not weighed or ranked in any particular way.

The result of the 2006 Executive Compensation Analysis by The Delves Group concluded that, in the case of the President/COO and CFO, salaries and bonus compensation were above the 75th percentile levels, both relative to our peer group and market compensation surveys. The Committee believes that the reasons for this finding were in part the historical pay levels set by our Compensation Committee prior to the Company’s Chapter 11 filing in 2003 and in part because executive talent in our specialized industry is scarce and difficult to attract and retain. In order to minimize our on-going cost structure and restore profitability, in June 2006, we sought to adjust the pay levels of our President/COO and Chief Financial Officer and provided them with an opportunity to substantially reduce their base salaries to the 75th percentile level in consideration of a higher target annual cash bonus opportunity and a one-time grant of stock options. Our CFO accepted the alternative compensation arrangement, and his base salary was adjusted effective on June 19, 2006. In addition, at the request of our CEO, our General Counsel, as well as certain other executive officers, agreed to shift a portion of their base salaries to annual bonus compensation for a period of six months ending December 31, 2006.

If we are not able to attain stockholder approval on or before June 2007 to increase the number of shares available for award under our 2005 Stock Incentive Plan (see Proposal 2 of this Proxy Statement) in order to implement the one-time stock option grant to our CFO, his original base salary and target bonus opportunity will be restored and he will be entitled to receive a one-time cash payment equal to the difference in base salary and annual bonus he would have received had the changes never gone into effect and the base salary and annual bonus that he actually received after giving effect to the changes.

Annual Bonus Compensation

We provide annual cash bonus incentives for our NEOs under our Management Incentive Bonus or MIB program. Each NEO has a target bonus opportunity, which is payable upon the achievement of certain corporate performance goals at the target level. The 2006 target bonus opportunity ranged from 40% to 69.6% of base salary for our NEOs other than our CEO and was 125% of base salary for our CEO. Individual target opportunities are provided in “Employment Agreements — Other Named Executive Officers” below.

For 2006, the primary performance measure that was used to evaluate our corporate performance was earnings before interest, taxes, depreciation and amortization or EBITDA. The EBITDA value was then adjusted for non-operating charges such as fresh start accounting, pension plan changes, stock option expense and other changes due to the implementation of new accounting methods and standards. Early in 2006, management provided the Committee and the Board with a matrix of adjusted EBITDA values defining three different performance levels (in order of rank) — “threshold,” “target” and “outstanding” performance. After the end of the year, the Committee compared our actual performance against these performance levels in order to determine the amount to be paid to executive officers under the MIB program. For example, in 2006, our CEO was entitled to an annual incentive bonus payment equal to 125% of base salary under the MIB program if “target” adjusted EBITDA was achieved for 2006. The program also provided the Chief Executive Officer and the other executive officers with the opportunity to earn up to 130% (up to 120% in the case of Mr. DeWitt) of their target percentage for performance at the “outstanding” performance level (in the case of the CEO, this would mean he could earn up to 162.5% of his base salary as a bonus). The “threshold” level of performance was the minimum level of performance for which any percentage of target bonus could be earned. The target percentage payout for each executive officer is governed by his employment contract, but the amount paid may increase or decrease proportionately in accordance with performance against our performance measures.

The Committee intends that payments at the “target” level combined with base salaries would provide annual cash compensation at about the 75th percentile of the peer group market data for the combination of base salary and annual bonus incentives.

In setting adjusted EBITDA targets for the MIB program, the Committee reviewed the budgets developed by our management and approved by our Board. The Committee used the budgeted numbers as the “target” due to the rigor and tactical planning involved in their development, the importance of achieving these goals as part of our longer term strategic plan and the acceptance of management’s commitments by the Board. The

Committee and the Board believed that achieving this budget would represent a stretch for management when considering internal and external challenges expected to affect us in 2006. These challenges included the global economic environment as well as significant internal organizational and strategic business changes which were being implemented by us in 2006. The “threshold” adjusted EBITDA metric was set 30% (20% in the case of Mr. DeWitt) below the “target” amount. This amount was considered minimally acceptable, but likely achievable given the factors discussed above. The “outstanding” adjusted EBITDA metric was set 30% (20% in the case of Mr. DeWitt) higher than the “target” amount. This level was considered to be a significant stretch above budget, required improvement over 2005 and would be quite difficult to achieve given the challenges faced by management. For 2006, the “threshold,” “target,” and “outstanding” adjusted EBITDA performance levels for the NEOs other than Mr. DeWitt were set at $48.4 million, $69.1 million and $89.8 million, respectively. Mr. DeWitt’s targets were set with respect to performance of the Company’s SS/L subsidiary, with the “threshold,” “target,” and “outstanding” adjusted EBITDA performance levels for SS/L set at $32.3 million, $40.4 million and $48.5 million, respectively.

In 2006, the Company achieved performance at the outstanding level, and, therefore, bonuses were paid at 130% of “target” levels (120% in the case of Mr. DeWitt).

Long-term Incentive Compensation

We also provide long-term incentive compensation to our NEOs through our 2005 Stock Incentive Plan. We believe that equity-based awards help to align the financial interests of our NEOs with those of our stockholders by providing our NEOs with an additional equity stake in the Company. Equity-based awards also reward our NEOs for increasing stockholder value.

The Stock Incentive Plan allows us to grant a variety of stock-based awards, including stock options, restricted stock, performance shares and performance units. These types of awards measure financial performance over a longer period of time than the other methods of compensation.

In the past, we have primarily relied on stock options as the long-term incentive compensation vehicle for our NEOs. With respect to future equity awards, however, our current intention is to rely more heavily on awards in the form of shares of restricted stock. The options previously granted have typically vested and become exercisable and shares of restricted stock that will be granted in the future will generally vest and become exercisable over a period of years and are or will be subject to forfeiture upon termination of employment until vested. These long-term vesting schedules provide continued motivation and reward our NEOs in line with our stockholders over the vesting period. Moreover, we believe that making periodic equity-based awards with overlapping vesting periods will continue to provide incentive and motivation over the longer term. We also believe that equity-based awards continue to provide long-term shareholder value beyond the vesting dates because of the continued upside financial potential for executives. Because of the multiple-year vesting schedules, we also regard our equity-based award program as a significant factor in retaining our NEOs.

In general, when granting awards, we take into account the following subjective and objective factors:

•	Each NEO’s level of responsibility;

•	Each NEO’s contributions to our financial results;

•	Retention considerations; and

•	Practices of companies in our peer group.

Prior to making a grant, we also consider our stock price, the volatility of the stock price and potential dilution.

We do not have a specific policy regarding ownership of Company stock by our NEOs. Our policy on insider trading and confidentiality generally restricts executive officers from engaging in short-term or speculative transactions involving our stock, including short sales and publicly traded options.

In 2006, we did not have shares available for grant under our 2005 Stock Incentive Plan, and accordingly, did not grant any equity-based awards, with the exception of certain awards to our CEO and CFO, which are subject to stockholder approval of our Amended and Restated 2005 Stock Incentive Plan (see Proposal 2 of this Proxy Statement).

In the future, assuming approval of Proposal 2, pursuant to which the number of shares available for grant under our Stock Incentive Plan would be increased, the Committee intends to grant equity-based awards to executive officers and employees. It is the Committee’s intention to determine the nature and value of these awards by first looking both at market conditions and at the estimated value of the proposed stock awards to develop ranges of awards for personnel at various levels (including both executive officers and other employees). After developing the potential range of awards, the Committee will seek recommendations from management as to the value of the awards to be granted to specific individuals. The Committee will review the recommendations, consider the total recommended grant size as compared to outstanding shares and expected dilution and make the final grant decision. Although we currently expect that future equity awards are more likely to be in the form of shares of restricted stock, if stock options are the selected form of award, the Committee will use the Black-Scholes pricing model (a formula widely used to value exchange-traded options and determine the present value of the executive option award) to determine the value of the awards and for comparison to executives in our peer group.

In connection with the changes to the compensation arrangements of our CFO, we agreed that, for so long as Mr. Townsend is employed by the Company, he will be a participant in a long term incentive plan to be established by the Company which will provide him with annual grants of equity-based awards under the 2005 Stock Incentive Plan in the form of stock options (such grants subject to obtaining stockholder approval of our Amended and Restated 2005 Stock Incentive Plan), and his target annual grant will have a value (calculated using the Black-Scholes method) at least equal to his effective base salary (at that time) multiplied by 1.4 (or, if the long-term incentive plan is for any reason not established, or, if established, not implemented or later discontinued, a cash bonus equal to that Black Scholes value will be provided), provided, however, that his actual annual grant may be increased above or decreased below the target level if and in the same proportion that actual annual grants to other similarly situated participants in the long-term incentive plan are increased above or decreased below their target annual grants.

To date, all option grants have had an exercise price equal to the fair market value of our common stock on the grant date. We do not grant equity awards in anticipation of the release of material nonpublic information, nor do we time the release of material nonpublic information to coincide with our equity grant dates. We have not yet adopted a fixed policy or practice with regard to the timing of equity grants but may consider doing so in the future.

Other Benefits and Perquisites

Our NEOs receive other benefits also available to other salaried employees. For example, we provide our NEOs and other U.S. salaried employees with health insurance, life insurance, vacation pay and sick pay. We also provide our NEOs and certain other officers with universal life insurance policies in various amounts beyond that provided for other employees. NEOs and certain other officers are also entitled to reimbursement of medical and dental expenses not otherwise covered by our insurance program up to a maximum of $4,000 per year. We do not provide our NEOs with automobiles, aircraft for personal use, personal living accommodations, club memberships or reimbursement of “social expenses” except to the extent that they are specifically, directly and exclusively used to conduct Company business. Other than the additional life insurance and executive medical reimbursement, the Committee has determined that there generally should be no perquisites or similar benefits for NEOs which are not consistent with those available to other salaried employees.

Nonqualified Deferred Compensation

In December 2005, pursuant to our plan of reorganization, we entered into deferred compensation arrangements for certain key employees, including our NEOs. The initial deferred compensation awards were calculated by multiplying $9.441 by the number of shares of common stock underlying the stock options granted to these key employees. The value of the deferred compensation may decline depending on stock price performance within a defined range, until the occurrence of certain events, including the exercise of the related stock options. Subject to earlier vesting upon a change in control or certain specified sale events as defined in our 2005 Stock Incentive Plan, recipients of these deferred compensation arrangements vest in their accounts ratably over four years from the date of grant at the rate of 25% per year. These deferred amounts will become payable on the earlier of the recipient’s termination of employment, a change in control of the Company or seven years from the date of grant.

Retirement Benefits

Retirement benefits are intended both to recognize long-term service with us and to keep our overall pay packages for our NEOs comparable to that of our peer group so that we can attract and retain high quality executive officers. The Company maintains two types of retirement plans covering its executive officers, a defined benefit pension plan and a defined contribution program in which eligible employees and executives may receive matching contributions. Pension benefits are provided through both “qualified” and “non-qualified” plans (the non-qualified plans are designed to “restore” the benefit levels that may be limited by IRS regulations). Our defined contribution plan is a 401(k) plan which permits participants to defer a portion of their salary for retirement, and we match a portion of those contributions.

Our Retirement Plan (the “Pension Plan”) is a defined benefit retirement plan which covers substantially all U.S. salaried employees, with minimum service requirements (the Company maintains separate retirement arrangements for hourly employees). In 2006, the Company changed the Pension Plan which, for all NEOs other than Mr. DeWitt, previously had been administered on a non-contributory basis to require certain contributions by participants thereby having the effect of sharing the cost of providing pension benefits with the NEOs. The Pension Plan is a “qualified” retirement plan under the Internal Revenue Code and is therefore subject to the Code’s limits on covered compensation and benefits payable.

The NEOs, as well as all executives who earn in excess of applicable IRS limits, also participate in the Supplemental Executive Retirement Plan, known as the SERP. The SERP, a non-qualified excess benefit and supplemental retirement plan under ERISA, provides the benefits that would be payable to participants under the Pension Plan except for the limitations imposed on qualified plans under the Internal Revenue Code. The SERP was adopted on April 23, 1996. Under the SERP, each participant will receive the difference, if any, between the full amount of retirement income due under the Pension Plan formula without application of the IRS limitations and the amount of retirement income payable to the participant under the Pension Plan formula when applicable Internal Revenue Code limitations are applied.

Employment Agreements

CEO — Michael B. Targoff

On March 1, 2006, Michael Targoff became our Chief Executive Officer. On March 28, 2006, we entered into an employment agreement with Mr. Targoff, which will expire on December 31, 2010. Prior to becoming our Chief Executive Officer, Mr. Targoff was Vice Chairman of our Board. We believed it was important and desirable to enter into an employment agreement with Mr. Targoff, which includes severance arrangements, in order to induce him to assume the position of Chief Executive Officer and to assure him of a degree of certainty relating to his employment situation and thereby secure his dedication notwithstanding any concern he might have regarding his continued employment prior to or following termination or a change in control.

Under his employment agreement, Mr. Targoff is entitled to receive an annual base salary of $950,000, which is subject to annual review by our Board. The employment agreement also provides that Mr. Targoff will participate in our Management Incentive Bonus Program, with a target annual bonus of one hundred twenty-five percent (125%) of his base salary. Under this program, for 2006, Mr. Targoff earned 162% of his base salary earned during the 10 months in which he was our CEO in 2006, or $1,286,458.

Pursuant to his employment agreement, Mr. Targoff was granted in March 2006 five year options to purchase 825,000 shares of our common stock with a per-share exercise price equal to $26.915, the fair market value of one share of our common stock on the date of grant. This stock option is subject to the approval by our stockholders of our Amended and Restated 2005 Stock Incentive Plan (see Proposal 2 of this Proxy Statement). This stock option will not be valid unless and until the plan amendment is approved by our stockholders. Subject to earlier vesting upon a change in control as defined in our 2005 Stock Incentive Plan, the stock option will vest over a four-year period with the first 12 1/2% vesting on the grant date, an additional 25% vesting on the next three anniversaries of the grant date and the remaining 12 1/2% vesting on the fourth anniversary of the grant date; provided, however, that no portion of this option (whether vested or not) will be exercisable prior to the date of stockholder approval of the Amended and Restated 2005 Stock Incentive Plan. We have agreed to indemnify Mr. Targoff, on an after tax basis, for any additional tax (including interest and penalties with respect thereto) that may be imposed on him by Section 409A of the Internal Revenue Code as a result of the options being granted subject to the approval by our stockholders of our Amended and Restated 2005 Stock Incentive Plan.

Mr. Targoff’s employment agreement also provides for an additional equity award to be granted to him in 2008 having a comparable Black-Scholes or present value or economic value of $2.875 million (which is 50% of the value of the stock option granted to him in 2006). This grant will be contingent upon Mr. Targoff performing at the “target level” of financial performance as annually approved by the Board in 2006 and 2007 and as a result Mr. Targoff earning his target bonus for the 2006 and 2007 fiscal years.

Mr. Targoff also participates in the Company benefit plans available to our other executive officers. Mr. Targoff’s participation is on the same basis as other executive officers of the Company.

Upon Mr. Targoff’s termination of employment on account of death or permanent disability during the contract term, or if his employment is terminated by Loral without “cause” or Mr. Targoff resigns for “good reason” (as such terms are defined in his employment agreement), Mr. Targoff will be entitled to a severance payment described below and to accelerated vesting of a portion (in the case of death or disability) or all (in the case of termination by Loral without “cause” or resignation for “good reason”) of his options. These arrangements are described more fully below under “Potential Change in Control and other Post Employment Payments.”

During the term of Mr. Targoff’s employment with Loral and for a twelve-month period (or twenty-four (24) months following a change in control of Loral) following a termination of employment, Mr. Targoff is restricted from (i) engaging in competitive activities, (ii) directly or indirectly soliciting current and certain former employees of Loral or any of its affiliates and (iii) knowingly soliciting, directly or indirectly, any customers or suppliers within the twelve-month period prior to such termination of employment to terminate or diminish their relationship with Loral or any of its affiliates. In addition, Mr. Targoff may not disclose confidential information of Loral.

Mr. Targoff’s employment agreement also provides for the reimbursement of his attorney’s fees in connection with the negotiation of the employment agreement and a tax gross-up payment to cover his taxes for any such reimbursement.

Loral Skynet Corporation and SS/L guarantee the payment and performance of Loral’s obligations under the employment contract with Mr. Targoff.

Other Named Executive Officers

Upon emergence from Chapter 11 in November 2005, the Company entered into employment agreements with each of the NEOs employed by Loral (other than Mr. Targoff who was not an officer at the time), and our SS/L subsidiary entered into an employment agreement with Mr. DeWitt. The Company believed it was important to enter into these agreements, which included severance arrangements, because they would provide the NEOs with a degree of certainty relating to their employment situation following our emergence from Chapter 11 and thereby help to secure their continued employment and dedication notwithstanding any concern they might have regarding their own continued employment prior to or following termination or a change in control. These arrangements were also important as a retention device, as most of the companies with which we compete for executive talent have similar agreements in place for their senior employees. The terms of the employment agreements with Messrs. Katz, Townsend and Zahler and the employment agreement with Mr. DeWitt (other than those relating to compensation levels) are substantially identical.

Each of the employment agreements with the NEOs is for an initial term of two years (expiring on November 21, 2007) and sets forth the executive’s position and duties, annual salary, target annual bonus opportunity and entitlement to an initial stock option grant. In addition, each executive is entitled to participate in employee benefits generally provided to similarly situated employees. The principal compensation terms under the employment agreements, as amended in the case of Mr. Townsend, are set forth in the table below.

			Target Annual	Shares
			Bonus as a	Underlying
		Annual	Percentage of	Initial Option
Executive	Position	Salary	Salary	Grant

Eric J. Zahler	President and Chief Operating Officer	$1,248,000	40.0%	120,000
Richard J. Townsend	Executive Vice President and Chief Financial Officer	$575,000	69.6%	85,000
C. Patrick DeWitt	Vice President, and Chief Executive Officer of SS/L	$502,020	50.0%	75,000
Avi Katz	Vice President, General Counsel and Secretary	$438,048	40.0%	50,000

Upon any executive’s termination of employment on account of death or permanent disability during the contract term, or if an executive’s employment is terminated by Loral without “cause” or the executive resigns for “good reason” (as such terms are defined in the employment agreement), the executive will be entitled to a severance payment and to accelerated vesting of a portion of his options. These arrangements are described more fully below under “Potential Change in Control and other Post Employment Payments.”

During the term of an executive’s employment agreement and for a twelve-month period following a termination of employment during the term of the agreement, each executive is restricted from (i) engaging in competitive activities, (ii) directly or indirectly soliciting current and certain former employees of Loral or any of its affiliates and (iii) knowingly soliciting, directly or indirectly, any customers or suppliers within the twelve-month period prior to such termination of employment to terminate or diminish their relationship with Loral or any of its affiliates. In addition, the executives may not disclose confidential information of Loral. We believe that these provisions help ensure our long-term success.

Loral Skynet Corporation and SS/L guarantee the payment and performance obligations of Loral under the employment agreements for the executives who employees of Loral.

Pursuant to an amendment to the employment agreement with Mr. Townsend entered into in connection with adjustment of his base salary and target bonus opportunity, if (x) on or after January 1, 2007 and prior to May 21, 2007, Mr. Townsend’s employment is terminated by us without cause or by Mr. Townsend for good reason, or (y) on or after May 21, 2007 and prior to expiration of the term of the agreement, Mr. Townsend’s employment agreement is not renewed or extended on terms substantially similar to those contained in his current employment agreement as amended and his employment is terminated prior to expiration of the term for any reason other than by the Company for cause (for the avoidance of doubt, “any reason” includes, without limitation, by the Company without cause, by Mr. Townsend voluntarily or by Mr. Townsend for good reason), then, in addition to any other payments or benefits to which Mr. Townsend may be entitled under his employment agreement, he is entitled to receive as soon as practicable on or after termination of his employment a lump sum payment representing the difference in base salary and annual bonus he would have received had the changes effected by the amendment never gone into effect and the base salary and annual bonus that he actually received after giving effect to the amendment minus the value of any vested portion of the options to acquire 20,000 shares of common stock granted to him in connection with his entry into the amendment to his employment agreement.

In connection with the amendment to Mr. Townsend’s employment agreement, on June 14, 2006, we granted to Mr. Townsend a seven-year option to purchase 20,000 shares of common stock of the Company, with a per-share exercise price equal to $27.135. This option vests over a four-year period, with 25% vesting on each of the first four anniversaries of the grant date, subject to earlier vesting upon a change in control as defined in our 2005 Stock Incentive Plan. This grant is subject to stockholder approval of our Amended and Restated 2005 Stock Incentive Plan (see Proposal 2).

The amendment further provides that if Mr. Townsend’s employment with the Company is terminated upon the expiration of the term of his employment agreement or the term under his employment agreement is not renewed or extended and he continues to be employed by the Company after the term on an “at will” basis and his employment is thereafter terminated, Mr. Townsend, at his election, shall be covered by, and entitled to severance benefits under, either (A) the severance policy applicable to Company officers described below in “Executive Compensation — Compensation Tables — Potential Change in Control and other Post Employment Payments — Other Named Executive Officers” (without regard or giving effect to any changes, modifications or amendments thereto that may be later adopted by the Company) or (B) such other severance policy generally applicable to employees of the corporate office as may then have been adopted in good faith by the Company and then be in effect.

Tax Aspects of Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to the NEOs that is not “performance based” to $1 million annually per executive officer. Option awards under our 2005 Stock Incentive Plan are designed so that awards granted to the covered individuals meet Section 162(m) requirements for performance-based compensation, and thus, these awards should not be counted toward the $1 million limitation on tax deductions for an NEO’s compensation in any fiscal year. Our MIB program, however, is not designed to meet the Section 162(m) requirements. Accordingly, for 2006, compensation in the amount of $1,151,103, $918,706 and $248,790 payable to Messrs. Targoff, Zahler and Townsend, respectively, will not be deductible. In addition to the MIB program, there may be other instances, in which the Committee determines that it cannot structure compensation to meet Section 162(m) requirements. In those instances, the Committee may elect to structure elements of compensation (such as certain qualitative factors in annual bonuses) to accomplish business objectives that it believes are in our best interests and those of our stockholders, even though doing so may reduce the amount of our tax deduction for such compensation.

Other provisions of the Internal Revenue Code also can affect the decisions which the Committee makes. Under Section 4999 of the Internal Revenue Code, a 20% excise tax is imposed upon executive officers who receive “excess” payments upon a change in control of a public corporation to the extent the payments received by them exceed an amount approximating three times their average annual compensation. The excise tax applies to all payments over one times annual compensation, determined by a five year average. Under Section 280G of the Internal Revenue Code, a company also loses its tax deduction for these “excess” payments. The employment agreement with our CEO provides that all severance benefits under that agreement that result from a change-in-control will be “grossed up,” if necessary, so that we reimburse him for these tax consequences. Although this gross-up provision and loss of deductibility increase the severance expense to us, the Committee believed it was important that the effects of this tax code provision not negate the protections which we intend to provide to our CEO in the event of a change in control. The Committee also believed it was necessary to provide this benefit to our CEO in order to encourage him to take the position of CEO in March of 2006 when we were negotiating the terms of his employment with us.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the above “Compensation Discussion and Analysis” contained in this Proxy Statement with management. Based upon that review and those discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and included in this Proxy Statement.

The Compensation Committee

Mark H. Rachesky, M.D., Chairman
John D. Harkey, Jr.

Compensation Tables

Summary Compensation Table

							Change in
							Pension
							Value and
							Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary(1)	Bonus	Awards	Awards(2)	Compensation(3)	Earnings(4)	Compensation(5)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Michael B. Targoff Vice Chairman of the Board and Chief Executive Officer	2006	$796,538			$181,923	$1,286,458	$29,000	$358,859	$2,652,778
Eric J. Zahler President and Chief Operating Officer	2006	$1,248,000			$204,118	$648,960	$186,000	$312,790	$2,599,868
Richard J. Townsend Executive Vice President and Chief Financial Officer	2006	$714,295			$144,583	$520,260	$121,000	$222,696	$1,722,834
C. Patrick DeWitt Vice President and Chief Executive Officer of Space Systems/ Loral, Inc.	2006	$428,300			$127,574	$257,000	$194,000	$184,789	$1,191,663
Avi Katz Vice President, General Counsel and Secretary	2006	$416,145			$85,049	$262,829	$50,000	$134,610	$948,633
Bernard L. Schwartz Chairman of the Board and Chief Executive Officer (retired)	2006	$314,646						$299,235	$613,881

(1)	2006 base salaries for Messrs. Targoff and Schwartz represent 10 months and two months of service, respectively. Mr. Schwartz retired effective March 1, 2006.

(2)	The Option Awards column represents the amounts expensed by us in 2006 relating to outstanding stock option awards under the 2005 Stock Incentive Plan granted in 2005. See “Grants of Plan-Based Awards” table and “Compensation Discussion and Analysis — Long-Term Incentive Compensation” for further discussion regarding the awards in 2006 and “Outstanding Equity Awards at Fiscal Year-End” table regarding all outstanding awards. In October 2005, we adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (SFAS No. 123(R)), which requires us to recognize compensation expense for stock options and other stock-related awards granted to our employees and directors based on the estimated fair value under SFAS No. 123(R) of the equity instrument at the time of grant. The compensation expense is recognized over the vesting period. The assumptions used to determine the valuation of the awards are discussed in note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

(3)	Amounts shown represent the annual incentive bonuses earned under our Management Incentive Bonus Plan. See “Compensation Discussion and Analysis — Annual Incentives” for further discussion regarding these bonuses.

(4)	Represents the increase in the actuarial present value of pension benefits between fiscal year-end 2005 and fiscal year-end 2006. See the “Pension Benefits” table below for further discussion regarding our pension plans.

(5)	All Other Compensation includes the value of life insurance premiums paid by the Company, Company 401(k) matching contributions for each NEO and the expense recognized by us for each NEO in 2006 with respect to his deferred compensation account as set forth below. Upon emergence from Chapter 11 in 2005, each NEO (other than Mr. Schwartz) received an award of a deferred compensation account valued at $9.441 per unit. Subject to earlier vesting upon a change in control or certain specified sale events as defined in our 2005 Stock Incentive Plan, the deferred compensation units vest at the rate of 25% of the units per year on the first, second, third and fourth anniversaries of the effective date of our plan of reorganization (November 21, 2005). The amounts in this column related to these deferred compensation accounts and represent the expense recognized by us for each NEO in 2006.

All Other Compensation

	Value of	Company	Deferred
	Insurance	Matching 401(k)	Compensation
Name	Premiums Paid	Contributions	Expense	Other	Total
Michael B. Targoff	$34,901	$7,920	$252,332	$63,706	$358,859
Eric J. Zahler	$21,746	$7,928	$283,116		$312,790
Richard J. Townsend	$14,235	$7,920	$200,541		$222,696
C. Patrick DeWitt		$7,841	$176,948		$184,789
Avi Katz	$8,721	$7,924	$117,965		$134,610
Bernard L. Schwartz (retired)	$291,315	$7,920			$299,235

In addition, for Mr. Targoff, the “All Other Compensation” column includes $30,500 for director fees received in 2006 for his service on the Board of Directors (see “Director Compensation Table” above) and $33,206 for reimbursement of legal fees in connection with the negotiation of his employment agreement. Mr. Targoff will be entitled to a tax gross-up in 2007 with respect to the inclusion in his income of the amount of his legal fee reimbursement.

Grants of Plan-Based Awards in 2006

The following table provides information about non-equity incentive plan awards granted to NEOs in 2006. The column titled “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” represents the annual incentive opportunity available to each NEO under various corporate performance conditions. The actual earned amount for 2006 is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

2006 Grants of Plan Based Awards

	Estimated Possible Payouts under			All Other Option
	Non-Equity Incentive Plan Awards(1)			Awards: Number of
				Securities Underlying
	Threshold	Target	Maximum	Options(2)
Name	($)	($)	($)	(#)
Michael. B. Targoff	$692,708	$989,583	$1,286,458
Eric J. Zahler	$349,440	$499,200	$648,960
Richard J. Townsend	$280,140	$400,200	$520,260
C. Patrick DeWitt	$171,333	$214,167	$257,000
Avi Katz	$131,414	$197,121	$262,829
Bernard L. Schwartz (retired)

(1)	Amounts represent the annual incentive opportunity available under the Company’s 2006 Management Incentive Bonus Plan. The annual incentive actually paid to each of the NEOs is set forth above in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column. Payouts under this program are made annually, dependent upon the achievement of certain pre-defined performance goals. Our targets relate to quantifiable financial performance — EBITDA. For 2006, the “threshold,” “target,” and “outstanding” adjusted EBITDA performance levels for the NEOs other than Mr. DeWitt were set at $48.4 million, $69.1 million and $89.8 million, respectively. Mr. DeWitt’s targets were set with respect to performance of the Company’s SS/L subsidiary, with the “threshold,” “target,” and “outstanding” adjusted EBITDA performance levels set at $32.3 million, $40.4 million and $48.5 million, respectively. See “Compensation Discussion and Analysis — Elements of Compensation — Annual Bonus Compensation” for further discussion of our Management Incentive Bonus Plan.

(2)	On March 28 and June 14, 2006, we approved grants of stock options to Messrs. Targoff and Townsend covering 825,000 and 20,000 shares of our common stock with exercise prices of $26.915 and $27.135 per share, respectively. Subject to earlier vesting upon a change in control as defined in our 2005 Stock Incentive Plan, Mr. Targoff’s options are scheduled to vest over a four-year period with the first 12 1/2% vesting immediately, an additional 25% vesting on the next three anniversaries of the grant date and the remaining 12 1/2% vesting on the fourth anniversary of the grant date; provided, however, that no portion of this option (whether vested or not) may be exercisable prior to the date of stockholder approval of the Amended and Restated 2005 Stock Incentive Plan. Mr. Townsend’s options are scheduled to vest over a four-year period, with 25% vesting on each of the first four anniversaries of the grant date, subject to earlier vesting upon a change in control as defined in our 2005 Stock Incentive Plan. These grants, however, are also subject to stockholder approval of our Amended and Restated 2005 Stock Incentive Plan (see Proposal 2). As such, we have not included these awards in the table for 2006. If the Amended and Restated 2005 Stock Incentive Plan is approved, we will disclose these grants in our 2007 Grants of Plan-Based Awards table.

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table provides information on the current holdings of stock options by the NEOs. As we have not previously granted stock awards to the NEOs, the table below contains only unexercised option awards.

Outstanding Equity Awards at 2006 Fiscal Year End

		Option Awards
				Equity Incentive
		Number of	Number of	Plan Awards:
		Securities	Securities	Number of
		Underlying	Underlying	Securities
		Unexercised	Unexercised	Underlying	Option
		Options	Options	Unexercised	Exercise	Option
	Option	Exercisable	Unexercisable	Unearned Options	Price(1)	Expiration
Name	Grant Date	(#)	(#)	(#)	($)	Date

Michael. B. Targoff(2)	12/21/05	26,738	80,214		$28.441	12/21/2012
Eric J. Zahler	12/21/05	30,000	90,000		$28.441	12/21/2012
Richard J. Townsend(2)	12/21/05	21,250	63,750		$28.441	12/21/2012
C. Patrick DeWitt	12/21/05	18,750	56,250		$28.441	12/21/2012
Avi Katz	12/21/05	12,500	37,500		$28.441	12/21/2012
Bernard L. Schwartz (retired)

(1)	These options have an exercise price per share equal to the fair market value of our common stock on the date of grant and vest in four equal annual installments beginning on the first anniversary of the effectiveness of our plan of reorganization (November 21, 2005).

(2)	On March 28 and June 14, 2006, we approved grants of stock options to Messrs. Targoff and Townsend covering 825,000 and 20,000 shares of our common stock with exercise prices of $26.915 and $27.135 per share, respectively. Mr. Targoff’s options are scheduled to vest over a four-year period with the first 12 1/2% vesting immediately, an additional 25% vesting on the next three anniversaries of the grant date and the remaining 12 1/2% vesting on the fourth anniversary of the grant date; provided, however, that no portion of this option (whether vested or not) will be exercisable prior to the date of stockholder approval of the Amended and Restated 2005 Stock Incentive Plan. Mr. Townsend’s options are scheduled to vest over a four-year period, with 25% vesting on each of the first four anniversaries of the grant date. These grants, however, are also subject to stockholder approval of our Amended and Restated 2005 Stock Incentive Plan (see Proposal 2). As such, we have not included these awards in the table for 2006. If the Amended and Restated 2005 Stock Incentive Plan is approved, we will disclose these grants in our 2007 Outstanding Equity Awards at Fiscal Year-End table.

Option Exercises and Stock Vested in Fiscal 2006

None of our NEOs exercised any options in 2006.

Pension Benefits in Fiscal Year 2006

The table below sets forth information on the pension benefits for the NEOs under each of the following pension plans:

•	Pension Plan. Our pension plan is a funded and tax qualified retirement plan that covered 1,578 eligible employees as of December 31, 2006. As applicable to the NEOs, the plan provides benefits based primarily on a formula that takes into account the executive’s earnings for each year of service with us. The current contributory formula (meaning a required 1% post-tax contribution) effective July 1, 2006 for all eligible employees provides for an annual benefit accrual equal to 1.20% of the executive’s earnings, including base salary and management incentive bonus, for the year up to the Social Security Wage Base (SSWB) for the year ($94,200 for 2006) plus 1.45% of his earnings for the year in excess of the SSWB up to the IRS-prescribed limit for such year ($220,000 for 2006). This formula applies for the first 14 years of service. For years 15 and later, the formula provides for an annual benefit accrual equal to 1.50% of earnings up the SSWB for each year plus 1.75% of earnings in excess of the SSWB up to the IRS limit for each year. Annual benefits under this formula are accrued year-to-year during the years of credited service until retirement. At retirement, under the plan’s normal form of retirement benefit (life annuity) the aggregate of all annual benefit accruals becomes the annual retirement benefit payable on a monthly basis for life with a guaranteed minimum equal to the executive’s contributions. So, for example, if an individual accrued $1,000 per year for 15 years and then retired, his annual retirement benefit for life would be $15,000. In order to accrue benefits under this formula, effective July 1, 2006, NEOs must make an annual contribution from their earnings. In 2006, each NEO contributed $1,100, with the exception of Mr. Dewitt who contributed $2,200. Prior to July 1, 2006, with the exception of Mr. Dewitt, there was no contribution requirement for the NEOs to receive this formula.

For Mr. Dewitt, pursuant to the formula in effect prior to July 1, 2006, his 1% post-tax contribution into the plan enabled him to receive a benefit equal to 1.3% of the final five year average salary (no bonuses are included in eligible compensation for this formula) times years of contributory service plus 0.45% of final five year average salary over 150% of the Social Security Covered Compensation for each year up to 35 years.

The normal retirement age as defined in this plan is 65. Eligible employees who have achieved ten years of service by the time they reach age 55 are eligible for an early retirement benefit at 50% (age 55) of the benefit they would receive at age 65. Currently, Messrs. Targoff, Zahler and DeWitt are eligible for early retirement. In addition to a life annuity, the plan offers other forms of benefit, including spousal survivor annuity options and beneficiary period-certain options.

•	Supplemental Executive Retirement Plan. The Company provides the Supplemental Executive Retirement Plan, or SERP, to participants who earn in excess of the IRS-prescribed compensation limit in any given year to provide for full retirement benefits above amounts available under the Pension Plan because of IRS limits. The SERP is unfunded and is not qualified for tax purposes. For 2006, an employee’s annual SERP benefit was accrued under the same formulas as the Pension Plan, but was not limited to the $220,000 maximum noted above. Benefits under the SERP are generally payable at the same time and in the same manner as the Pension Plan. There is no policy or plan provision granting extra years of credited service with respect to the SERP.

The table below indicates the NEOs’ years of credited service under our pension plans and the present value of their accumulated benefits, in each case as of December 31, 2006. In addition, the table identifies all payments made to the NEOs during 2006.

2006 Pension Benefits

			Present Value of
		Number of Years of	Accumulated	Payments During
		Credited Service(1)	Benefit(2)	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
Michael B. Targoff	Pension Plan	18	$146,000	$2,812
	SERP	18	$820,000	$16,355
Eric J. Zahler	Pension Plan	15	$209,000
	SERP	15	$1,162,000
Richard J. Townsend	Pension Plan	8	$128,000
	SERP	8	$559,000
C. Patrick DeWitt	Pension Plan	33	$535,000
	SERP	33	$732,000
Avi Katz	Pension Plan	10	$91,000
	SERP	10	$171,000
Bernard L. Schwartz	Pension Plan			$13,866
(retired)	SERP			$250,000

(1)	The number of years of credited service is rounded to the nearest whole number as of December 31, 2006.

(2)	The accumulated benefit is based on service and earnings (base salary and bonus, as described above) considered by the plans for the period through December 31, 2006. It includes the value of contributions made by the NEOs throughout their careers. The present value has been calculated assuming the NEOs will remain in service until age 65, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable under the available forms of annuity consistent with the assumptions as described in note 17 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006. As described in such note, the interest rate assumption is 6.0%.

Nonqualified Deferred Compensation Table in Fiscal 2006

On December 21, 2005, we established a deferred compensation bookkeeping account for certain employees, including the NEOs, and credited that account with a dollar amount equal to $9.441 for each deferred compensation unit. To the extent our stock price declines below $28.441, the corresponding portion of the deferred compensation accounts also declines accordingly.

The deferred compensation account becomes vested at the rate of 25% per year on the first, second, third and fourth anniversaries of the effective date of our plan of reorganization (November 21, 2005), subject to earlier vesting upon a change in control or certain specified sale events as defined in our 2005 Stock Incentive Plan. The vested portion, however, will be distributed to the account holder only upon the earlier of: (a) his termination of service; (b) a change of control; or (c) December 21, 2012.

The value of the deferred compensation account is not initially credited with interest or subject to any rate of return, other than the potential decrease in value upon a corresponding decrease in our stock price below $28.441 and any recovery in value to the extent that our stock price returns to $28.441. The deferred compensation accounts will be converted into interest-bearing accounts upon exercise of the related stock options.

The table below identifies the aggregate earnings during 2006 and the aggregate balance of the vested and unvested amount as of the end of 2006.

2006 Nonqualified Deferred Compensation

	Aggregate Earnings	Aggregate Balance
	in Last FY(1)	at Last FYE(2)
Name	($)	($)
Michael B. Targoff	$17,219	$1,009,734
Eric J. Zahler	$19,320	$1,132,920
Richard J. Townsend	$13,685	$802,485
C. Patrick DeWitt	$12,075	$708,075
Avi Katz	$8,050	$472,050
Bernard L. Schwartz (retired)

(1)	At December 31, 2005, the closing price of our common stock was $28.28. Because this price was below the $28.441 limit mentioned above, the value of the deferred compensation accounts at December 31, 2005 was $9.28 per unit. At December 31, 2006, the closing price of our common stock was $40.72. Because this price was above the $28.441 limit, the deferred compensation accounts regained their original value. The value of this recovery is listed in the “Aggregate Earnings in Last FY” column. As noted above, the deferred compensation accounts cannot increase in value above the $9.441 per unit value we originally accrued to the accounts, regardless of how much our stock price increases over the $28.441 limit, unless and until the accounts are converted into interest-bearing accounts.

(2)	On November 21, 2006, 25% of the deferred compensation accounts vested. The vested balance for the NEOs is as follows: (i) Mr. Targoff ($252,433); (ii) Mr. Zahler ($283,230); Mr. Townsend ($200,621); Mr. DeWitt ($177,019); Mr. Katz ($118,013). During 2006, we recognized compensation expense with respect to the deferred compensation accounts for each NEO in the following amounts: (i) Mr. Targoff ($252,332); (ii) Mr. Zahler ($283,116); Mr. Townsend ($200,541); Mr. DeWitt ($176,948); Mr. Katz ($117,965). The amounts we recognized as a compensation expense for 2006 are disclosed in the “All Other Compensation” column of the Summary Compensation Table for 2006.

Potential Change in Control and other Post Employment Payments

As discussed above in the Compensation Discussion and Analysis, each NEO has an employment agreement with Loral that provides for potential post-termination payments. In this section, we provide details of these arrangements.

CEO

Upon Mr. Targoff’s death or disability during the term of his employment agreement, Mr. Targoff will be entitled to, among other payments, his accrued and unpaid bonus for the preceding year, a pro rated annual bonus for the year in which such death or permanent disability occurs, and, in the case of his death, salary through the end of the month in which he dies. In addition, any unvested options and deferred compensation that would have become vested on the next vesting date will become vested and, in the event of his death, his dependents will be entitled to continued medical, prescription drug and dental insurance coverage through the end of the current term of his employment agreement.

In the event that Mr. Targoff’s employment is terminated by us without “cause” or Mr. Targoff resigns for “good reason” (as such terms are defined in his employment agreement), Mr. Targoff will be entitled to a severance payment, in a lump sum, equal to two (2) times the sum of his base salary and annual bonus (for the preceding year); provided, however, that if the Amended and Restated 2005 Stock Incentive Plan has not been approved (see Proposal 2) and we undergo a change in control, as defined in his employment agreement, Mr. Targoff may terminate employment for good reason and receive a severance payment equal to the value of his base salary and annual bonus for the remainder of the term. In addition, Mr. Targoff will be entitled to any accrued and unpaid annual bonus for the preceding year and a prorated annual bonus for the year in which any such termination of employment occurs. Mr. Targoff and his dependents will also be entitled to coverage under Loral’s medical, dental and life insurance in effect immediately prior to such termination for eighteen (18) months following such termination, or until he commences new employment and becomes eligible for comparable benefits. In addition, all of Mr. Targoff’s stock options, deferred compensation account and any other equity awards then held by Mr. Targoff will become fully vested. Mr. Targoff’s severance payments and benefits are contingent upon his execution of a release of claims in our favor. Mr. Targoff’s employment agreement also provides for a tax gross-up payment to Mr. Targoff in the event that he becomes subject to any parachute payment excise taxes under Section 4999 of the Internal Revenue Code. No other executive officer is entitled to such a gross up payment at Loral.

Other Named Executive Officers

Upon any NEO’s termination of employment on account of death or permanent disability during the contract term, such NEO is entitled to, among other payments, (i) such NEO’s accrued and unpaid bonus for the preceding year, (ii) a pro rated annual bonus for the year of termination, (iii) accelerated vesting of stock options that would have vested on the next vesting date, and (iv) in the case of such NEO’s death, salary through the end of the month of his death.

In the event that an NEO’s employment is terminated by us without “cause” or the NEO resigns for “good reason” (as such terms are defined in the employment contract), the NEO will be entitled to a severance payment, in a lump sum, as follows (as of December 31, 2006): Mr. Zahler ($2,158,000), Mr. Townsend ($1,589,040), Mr. DeWitt ($425,040) and Mr. Katz ($809,838). Each NEO will also be entitled to (i) any accrued and unpaid annual bonus for the preceding year, (ii) a prorated annual bonus for the year in which any such termination of employment occurs and (iii) the full vesting of all outstanding stock options and the deferred compensation relating thereto. In addition, the NEO will be entitled to coverage under Loral’s medical, dental and life insurance plans in effect immediately prior to such termination until the earlier of (i) the expiration of a period determined by dividing the NEO’s lump sum severance payment by the NEO’s monthly salary rate and (ii) the date the NEO commences new employment and is eligible for comparable benefits. Severance payments and benefits are contingent upon the execution by the NEOs of a release of claims in our favor.

In June 2006, the Company formally adopted severance policies for employees of the Company’s corporate office, including officers. The policy applicable to officers, which is subject to overriding terms in any employment agreement, applies to officers of the Company at the Vice President level and above who are designated by the plan administrator. The policy provides for severance benefits following the termination of an eligible officer’s employment by the Company without cause. Severance benefits will be provided at different levels, depending on the seniority and length of service of the employee when termination occurs. Mr. Targoff and the Company’s other named executive officers (Messrs. Zahler, Townsend, DeWitt and Katz) are not currently eligible for participation in the severance policy because they currently have employment agreements with the Company. If, however, their employment agreements expire without renewal and they are designated by the plan administrator as eligible, they would become eligible for severance benefits under the severance policy.

An eligible officer with the title of Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer or Executive Vice President will be entitled to a severance payment equal to (i) six months pay (defined as base salary plus average annual incentive bonus compensation paid over the last two years of employment), payable in a lump sum following termination, (ii) an additional six months pay, if unemployed after six months (or if then employed at a rate of pay that is less than the participant’s rate of pay immediately prior to termination), payable over six months but subject to mitigation, and (iii) an additional 12 months base salary only, if unemployed after one year (or if then employed at a rate of pay that is less than the participant’s rate of pay immediately prior to termination), payable over 12 months but subject to mitigation.

An eligible officer with the title of Vice President will be entitled to a severance payment equal to (i) three months pay, payable in a lump sum following termination, and (ii) an additional amount, if unemployed after three months (or if then employed at a rate of pay that is less than the participant’s rate of pay immediately prior to termination), equal to the sum of (A) three months pay plus (B) two weeks base salary for every year of service with the Company plus (C) one-twelfth of two weeks base salary for every month of service with the Company in excess of the participant’s full years of service with the Company, in the case of (B) and (C) up to a maximum of twenty-six years, payable biweekly at the employee’s pre-termination base salary rate, following termination but subject to mitigation.

In addition, if a terminated participant has outstanding unvested stock options or other equity or incentive compensation awards, such participant will be entitled to accelerated vesting of the next full tranche of all of such participant’s unvested options and other equity and incentive compensation awards. However, if such termination occurs within six months following a major corporate transaction, acquisition or divestiture, the terminated participant will be entitled to full vesting of all outstanding unvested options and other equity and incentive compensation awards, unless the plan administrator determines that such termination is not the result of such corporate transaction, acquisition or divestiture.

Potential Severance Payments
(As of December 31, 2006)

		Early	Distribution
	Severance	Vesting of	of Deferred		Estimated Tax
	Amounts	Stock Options(1)	Compensation	Other	Gross Up	Total
Name	($)	($)	($)	($)	($)	($)
Michael B. Targoff(2)	$4,275,000	$984,948	$757,300		$2,098,119	$8,115,367
Eric J. Zahler	$2,158,000	$1,105,110	$849,690			$4,112,800
Richard J. Townsend	$1,589,040	$782,786	$601,864			$2,973,690
C. Patrick DeWitt	$425,040	$690,694	$531,056			$1,646,790
Avi Katz	$809,838	$460,463	$354,038			$1,624,339
Bernard L. Schwartz (retired)

(1)	Does not include early vesting of options to acquire 825,000 and 20,000 shares of common stock granted to Messrs. Targoff and Townsend, respectively, which options are subject to stockholder approval of our Amended and Restated 2005 Stock Incentive Plan (see Proposal 2).

(2)	For Mr. Targoff, if the Amended and Restated 2005 Stock Incentive Plan has not been approved (see Proposal 2) and we undergo a change in control, as defined in his employment agreement, Mr. Targoff may terminate employment for good reason and receive a severance payment, which, as of December 31, 2006, would be equal to $8,550,000. In this event, amounts attributable to early vesting of stock options and distribution of deferred compensation would be the same as those in the table above, and the estimated tax gross up to which Mr. Targoff would be entitled would be $4,427,819, bringing the total payments to $14,720,067.

OWNERSHIP OF VOTING STOCK

Principal Holders of Stock

Common Stock

The following table shows, based upon filings made with the Company, certain information as of March 1, 2007 concerning persons who may be deemed beneficial owners of 5% or more of the outstanding shares of Loral common stock because they possessed or shared voting or investment power with respect to the shares of Loral common stock:

	Amount and Nature	Percent
	of Beneficial	of
Name and Address	Ownership	Class(1)
Various funds affiliated with
MHR Fund Management LLC and Mark H. Rachesky, M.D.(2)	17,130,749	57.1%(3)
40 West 57th Street, 24th Floor, New York, NY 10019
EchoStar Communications Corporation and Charles W. Ergen(4)	1,401,485	7.0%
9601 South Meridian Boulevard, Englewood, CO 80112
BlackRock, Inc.(5)	1,294,644	6.5%
40 East 52nd Street, New York, NY 10022
Various funds affiliated with
Highland Capital Management, L.P. and James Dondero(6)	1,159,676	5.8%
Two Galleria Tower, 13455 Noel Road, Suite 800, Dallas, TX 75420

(1)	Percent of class refers to percentage of class beneficially owned as the term beneficial ownership is defined in Rule 13d-3 under the Securities Exchange Act of 1934 and is based upon the 20,063,325 shares of Loral common stock outstanding as of March 1, 2007.

(2)	Information based on Amendment Number 4 to Schedule 13D filed with the SEC on March 23, 2007 relating to securities held for the accounts of each of MHR Capital Partners Master Account LP (“Master Account”), a limited partnership organized in Anguila, British West Indies, MHR Capital Partners (100) LP (“Capital Partners (100)”), MHR Institutional Partners, LP (“Institutional Partners”), MHRA LP (“MHRA”), MHRM LP (“MHRM”), MHR Institutional Partners II LP (“Institutional Partners II”), MHR Institutional Partners IIA LP (“Institutional Partners IIA”) and MHR Institutional Partners III LP (“Institutional Partners III”), each (other than Master Account), a Delaware limited partnership. MHR Advisors LLC (“Advisors”) is the general partner of each of Master Account and Capital Partners (100), and, in such capacity, may be deemed to beneficially own the shares of common stock held for the accounts of each of Master Account and Capital Partners (100). MHR Institutional Advisors LLC (“Institutional Advisors”) is the general partner of each of Institutional Partners, MHRA and MHRM, and, in such capacity, may be deemed to beneficially own the shares of common stock held for the accounts of each of Institutional Partners, MHRA and MHRM. MHR Institutional Advisors II LLC (“Institutional Advisors II”) is the general partner of each of Institutional Partners II and Institutional Partners IIA, and, in such capacity, may be deemed to beneficially own the shares of common stock held for the accounts of each of Institutional Partners II and Institutional Partners IIA. MHR Institutional Advisors III LLC (“Institutional Advisors III”) is the general partner of Institutional Partners III, and, in such capacity, may be deemed to beneficially own the shares of common stock held for the account of Institutional Partners III. MHR Fund Management is a Delaware limited liability company that is an affiliate of and has an investment management agreement with Master Account, Capital Partners (100), Institutional Partners, MHRA, MHRM, Institutional Partners II, Institutional Partners IIA and Institutional Partners III, and other affiliated entities, pursuant to which it has the power to vote or direct the vote and to dispose or to direct the disposition of the shares of common stock reported herein and, accordingly, MHR Fund Management may be deemed to beneficially own the shares of common stock reported herein which are held for the account of each of Master Account, Capital Partners (100), Institutional Partners, MHRA, MHRM, Institutional Partners II, Institutional Partners IIA and Institutional Partners III. Mark H. Rachesky. M.D. (“Dr. Rachesky”) is the managing member of Advisors, Institutional Advisors, Institutional Advisors II, Institutional Advisors III and MHR Fund Management, and, in such capacity, may be deemed to beneficially own the shares of common stock held for the accounts of each of Master Account, Capital Partners (100), Institutional Partners, MHRA, MHRM, Institutional Partners II, Institutional Partners IIA and Institutional Partners III.

Pursuant to a Securities Purchase Agreement, which was originally executed on October 17, 2006, and which was amended and restated on February 27, 2007 (the “Purchase Agreement”), certain affiliated funds of MHR Fund Management purchased 136,526 shares of Series A-1 Cumulative 7.50% Convertible Preferred Stock (the “Series A-1 Preferred Stock”) and 858,486 shares of Series B-1 Cumulative 7.50% Convertible Preferred Stock (the “Series B-1 Preferred Stock” and, together with the Series A-1 Preferred Stock, the “Preferred Stock”). Each share of Series A-1 Preferred Stock is convertible, at the option of the holder, into ten shares of common stock at an initial conversion price of $30.1504 per share. Prior to the Majority Ownership Date (as defined below), each share of Series B-1 Preferred Stock is convertible, at the option of the holder, into ten shares of Class B-1 Nonvoting Stock, par value $0.01, of the Company (the “Class B-1 Non-Voting Stock”), at an initial conversion price of $30.1504 per share, which is not currently authorized. After the Majority Ownership Date, each share of Series B-1 Preferred Stock is convertible, at the option of the holder, into ten shares of common stock at an initial conversion price of $30.1504 per share.

The terms of both series of Preferred Stock are designed so that, prior to the Majority Ownership Date, any shares of common stock issuable in the aggregate to MHR Fund Management or any of its affiliates (together, “MHR”) upon conversion of the Preferred Stock, when taken together with MHR’s current holdings of shares of common stock, will not represent more than 39.999% of the aggregate voting power of the securities of the Company (the “Voting Limitation”). The “Majority Ownership Date” means the earlier of the date that (i) MHR’s beneficial ownership of shares of common stock, not including any of the shares of common stock issuable upon the conversion of the Preferred Stock, represents more than 50% of the shares of common stock of the Company, or (ii) a third party has acquired a majority of the shares of common stock on a fully diluted basis other than pursuant to certain prohibited transfers of the Series A-1 Preferred Stock from MHR. After the Majority Ownership Date, this restriction will no longer apply, and all shares of Preferred Stock will be convertible into shares of common stock.

(3)	In all circumstances, the conversion or exchange of the Preferred Stock reported as being beneficially owned by MHR into shares of common stock will be subject to the Voting Limitation (as described in footnote 2 above). The number of shares that MHR will be entitled to vote at the Annual Meeting will be 7,180,629 shares of common stock and 995,012 shares of preferred stock which have 99 votes and are entitled to vote as a single class with the common stock such that the total number of shares held by MHR will represent, in the aggregate, 35.8% of all shares entitled to vote at the meeting. MHR is contractually obligated to either (i) vote the shares of Series A-1 Preferred Stock (representing 13 of the 99 votes) in accordance with the recommendation of our Board of Directors or (ii) abstain from voting such shares.

(4)	Information based solely on a Schedule 13G, filed with the SEC on December 19, 2005, by EchoStar Communications Corporation (“EchoStar”) and Charles W. Ergen. The Schedule 13G provides that Mr. Ergen is the beneficial owner of 1,401,485 shares, of which EchoStar owns 1,350,532 of such shares. According to the Schedule 13G, each reporting person has sole voting and dispositive power with respect to the shares of common stock indicated to be held by such person.

(5)	Information based solely on a Schedule 13G, filed with the SEC on February 13, 2007, by BlackRock, Inc. BlackRock, Inc. is a parent holding company for a number of investment management subsidiaries. BlackRock Advisors LLC, BlackRock Investment Management LLC and BlackRock (Channel Islands) Ltd. are certain investment advisory subsidiaries which hold shares of common stock.

(6)	Information based on Amendment No. 3 to Schedule 13D, filed with the SEC on March 15, 2007 relating to securities held for the accounts of Highland Capital Management, L.P., a Delaware limited partnership (“Highland Capital”), Strand Advisors, Inc., a Delaware corporation (“Strand”), James Dondero, a citizen of the United States, Highland Multi-Strategy Onshore Master SubFund, L.L.C., a Delaware limited liability company (“Multi-Strategy SubFund”), Highland Multi-Strategy Master Fund, L.P., a Bermuda limited partnership (“Master Fund”), Highland Multi-Strategy Fund GP, L.P., a Delaware limited partnership (“Multi-Strategy GP”) and Highland Multi-Strategy Fund GP, L.L.C., a Delaware limited liability company (“Multi-Strategy GP LLC”). Information is also given in the Schedule 13D with respect to Highland Crusader Offshore Partners, L.P., a Bermuda limited partnership (“Crusader”), Highland Crusader Fund GP, L.P., a Delaware limited partnership (“Crusader Fund GP”), Highland Crusader Fund GP, LLC, a Delaware limited liability company (“Crusader Fund GP LLC”), Highland Credit Strategies Master Fund, L.P., a Bermuda limited partnership (“Credit Strategies”), Highland General Partner LP, a Delaware limited partnership (“General Partner”) and Highland GP Holdings LLC, a Delaware limited liability company (“GP Holdings”). According to the Schedule 13D and pursuant to management agreements, Highland Capital exercises all voting and dispositive power with respect to securities held by Crusader and Credit Strategies.

Preferred Stock

The following table shows certain information as of March 1, 2007 concerning persons who may be deemed beneficial owners of 5% or more of the outstanding shares of Loral preferred stock because they possessed or shared voting or investment power with respect to shares of Loral preferred stock:

	Amount and Nature
	of Beneficial	Percent
Name and Address	Ownership	of Class
Series A-1 Preferred Stock(1)
Various funds affiliated with MHR Fund Management LLC and Mark H. Rachesky, M.D.	136,526	100%
40 West 57th Street, 24th Floor, New York, NY 10019
Series B-1 Preferred Stock(2)
Various funds affiliated with
MHR Fund Management LLC and Mark H. Rachesky, M.D.	858,486	100%
40 West 57th Street, 24th Floor, New York, NY 10019

(1)	Each share of Series A-1 Cumulative 7.50% Convertible Preferred Stock (the “Series A-1 Preferred Stock”) entitles the holder thereof to vote on all matters voted on by holders of common stock, and the shares of Series A-1 Preferred Stock vote together with shares of common stock as a single class. With respect to any such vote, each share of Series A-1 Preferred Stock entitles its holder to a number of votes equal to one ten thousandth (1/10,000) of one vote for each share of Series A-1 Preferred Stock. Each share of Series A-1 Preferred Stock is convertible, at the option of the holder, into ten shares of common stock at an initial conversion price of $30.1504 per share. In all circumstances, the conversion or exchange of the Series A-1 Preferred Stock reported as being beneficially owned by MHR into shares of common stock will be subject to the Voting Limitation (as described in footnote 2 to “Ownership of Voting Stock — Principal Holders of Stock — Common Stock”). MHR is contractually obligated to either (i) vote the shares of Series A-1 Preferred Stock (representing 13 of the 99 votes) in accordance with the recommendation of our Board of Directors or (ii) abstain from voting such shares.

(2)	Each share of Series B-1 Cumulative 7.50% Convertible Preferred Stock (the “Series B-1 Preferred Stock”) entitles the holder thereof to vote on all matters voted on by holders of common stock, and the shares of Series B-1 Preferred Stock vote together with shares of common stock as a single class. With respect to any such vote, each share of Series B-1 Preferred Stock entitles its holder to a number of votes equal to one ten thousandth (1/10,000) of one vote for each share of Series B-1 Preferred Stock.. Prior to the Majority Ownership Date (as defined above in footnote 2 to “Ownership of Voting Stock — Principal Holders of Stock — Common Stock”), each share of Series B-1 Preferred Stock is convertible, at the option of the holder, into ten shares of Class B-1 Nonvoting Stock, par value $0.01, of the Company (the “Class B-1 Non-Voting Stock”), at an initial conversion price of $30.1504 per share, which is not currently authorized. After the Majority Ownership Date, each share of Series B-1 Preferred Stock is convertible, at the option of the holder, into ten shares of common stock at an initial conversion price of $30.1504 per share. In all circumstances, the conversion or exchange of the Series B-1 Preferred Stock reported as being beneficially owned by MHR into shares of common stock will be subject to the Voting Limitation (as described in footnote 2 to “Ownership of Voting Stock — Principal Holders of Stock — Common Stock”).

Common Stock Ownership by Directors and Executive Officers

The following table presents the number of shares of Loral common stock beneficially owned by the directors, the NEOs and all directors, NEOs and all other executive officers as a group as of March 1, 2007. Individuals have sole voting and dispositive power over the stock unless otherwise indicated in the footnotes:

	Amount and Nature
	of Beneficial		Percent of
Name of Individual	Ownership(1)		Class(2)
C. Patrick DeWitt
Sai S. Devabhaktuni
Hal Goldstein
John D. Harkey, Jr.
Avi Katz	12,500	(3)	*
Dean A. Olmstead
Mark H. Rachesky, M.D.	17,130,749	(4)	57.1%
Bernard L. Schwartz(5)
Arthur L. Simon	72		*
John P. Stenbit
Michael B. Targoff	52,699	(6)	*
Richard J. Townsend	21,250	(7)	*
Eric J. Zahler	30,000	(8)	*
All directors, NEOS and other executive officers as a group (15 persons)	17,269,770	(9)	57.3%

*	Represents holdings of less than one percent.

(1)	Includes shares which, as of March 1, 2007, may be acquired within sixty days pursuant to the exercise of options (which shares are treated as outstanding for the purposes of determining beneficial ownership and computing the percentage set forth).

(2)	Percent of class refers to percentage of class beneficially owned as the term beneficial ownership is defined in Rule 13d-3 under the Securities Exchange Act of 1934 and is based upon the 20,063,325 shares of Loral common stock outstanding as of March 1, 2007.

(3)	Consists of options to acquire 12,500 shares under the Company’s 2005 Stock Incentive Plan.

(4)	Includes 7,180,629 shares of common stock, 1,365,260 shares upon conversion of the Company’s Series A-1 Preferred Stock and 8,584,860 upon conversion of the Company’s Series B-1 Preferred Stock. In all circumstances, the conversion or exchange of the Series A-1 Preferred Stock reported as being beneficially owned by MHR into shares of common stock will be subject to the Voting Limitation (as described in footnote 2 to “Ownership of Voting Stock — Principal Holders of Stock — Common Stock”). Dr. Rachesky is deemed to be the beneficial owner of 17,130,749 shares of Loral common stock by virtue of his status as the managing member of Advisors, Institutional Advisors, Institutional Advisors II, Institutional Advisors III and MHR Fund Management. See “Ownership of Voting Stock — Principal Holders of Stock — Common Stock” above.

(5)	Mr. Schwartz retired as Chairman and Chief Executive Officer of the Company effective March 1, 2006.

(6)	Includes options to acquire 26,738 shares under the Company’s 2005 Stock Incentive Plan. Does not include options to acquire 309,375 shares, which will be vested if stockholders approve the Company’s Amended and Restated 2005 Stock Incentive Plan (see Proposal 2).

(7)	Consists of options to acquire 21,250 shares under the Company’s 2005 Stock Incentive Plan.

(8)	Consists of options to acquire 30,000 shares under the Company’s 2005 Stock Incentive Plan.

(9)	Includes options to acquire 112,988 shares under the Company’s 2005 Stock Incentive Plan, 1,365,260 shares upon conversion of the Company’s Series A-1 Preferred Stock and 8,584,860 upon conversion of the Company’s Series B-1 Preferred Stock. “Ownership of Voting Stock — Principal Holders of Stock” above. Does not include options to acquire 309,375 shares, which will be vested if stockholders approve the Company’s Amended and Restated 2005 Stock Incentive Plan (see Proposal 2).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We do not have a written policy for review, approval or ratification of related person transactions. Related persons include our major stockholders and directors and officers, as well as immediate family members of directors and officers. Transactions with related persons are, however, generally evaluated and assessed by the independent directors on our Board. If a determination is made that a related person has a material interest in any transaction with the Company, then our independent directors would review, approve or ratify the transaction and it would be disclosed in accordance with applicable SEC rules. If the related person at issue is one of our directors, or a family member of a director, then that director would not participate in discussions concerning the transaction. For example, in 2006, the preferred stock financing transaction with affiliated funds of MHR Fund Management described below was negotiated and recommended to the full board by a special committee of independent directors.

MHR Fund Management LLC

On February 27, 2007, Loral completed the sale to affiliated funds of MHR Fund Management of $300 million of 7.50% convertible perpetual preferred stock pursuant to an Amended and Restated Securities Purchase Agreement with MHR Fund Management, which was originally executed on October 17, 2006, and which was amended and restated on February 27, 2007 (as so amended and restated, the “Securities Purchase Agreement”).

Pursuant to our plan of reorganization, on November 21, 2005, Loral and Loral Skynet entered into a registration rights agreement with affiliated funds of MHR Fund Management. Pursuant to the plan of reorganization, each holder of an Allowed Claim, as that term is used in the plan of reorganization, that receives a distribution pursuant to the plan of ten percent (10%) or greater of any of (i) Loral common stock, (ii) Loral Skynet preferred stock or (iii) Loral Skynet notes (collectively, the “Registrable Securities”) is entitled to receive certain registration rights under the registration rights agreement (each such holder, and any future holder of such securities who becomes a party to the registration rights agreement, a “Registration Rights Holder”). Pursuant to the registration rights agreement, in addition to certain piggy-back registration rights granted to the Registration Rights Holders, certain Registration Rights Holders may also demand, under certain circumstances, that the Registrable Securities be registered under the Securities Act of 1933, as amended, in each case subject to the terms and conditions of the registration rights agreement. On February 27, 2007, in connection with the $300 million preferred stock financing with affiliated funds of MHR Fund Management, the definition of Registrable Securities under this registration rights agreement was amended to include the preferred stock issued in connection with the Securities Purchase Agreement and the equity securities issuable upon conversion thereof or in connection therewith.

Pursuant to the plan of reorganization, holders of certain claims at Loral Orion, Inc. were entitled to subscribe for up to $120 million of Loral Skynet notes. MHR Fund Management and P. Schoenfeld Asset Management LLC agreed to backstop 95% and 5%, respectively, of the rights offering, in consideration of a $6 million fee, paid in additional Loral Skynet notes, as well as reimbursement of certain related costs and expenses. In connection with this backstop agreement, MHR Fund Management received $5.7 million principal amount of Loral Skynet notes for its backstop commitment.

Affiliated funds of MHR Fund Management own preferred stock convertible currently into approximately 26% of the common stock of Protostar Ltd. (“Protostar”) (13% after conversion of Protostar’s convertible notes) and have the right (which has not yet been exercised) to nominate two of nine directors to Protostar’s board of directors. Protostar acquired the Chinasat 8 satellite from China Telecommunications Broadcast Satellite Corporation and China National Postal and Telecommunications Appliances Corporation under an agreement reached in 2006, and, pursuant to a contract with Protostar valued at $24 million, SS/L is modifying the satellite to meet Protostar’s needs.

In connection with the $300 million preferred stock financing with affiliated funds of MHR Fund Management, we paid MHR Fund Management a placement fee of $6.75 million and paid $4.45 million in legal and financial advisory fees and out-of-pocket expenses incurred by MHR Fund Management. We also paid $578,000 in 2006 in legal fees and out-of-pocket expenses incurred by MHR Fund Management in connection with our reorganization and other legal matters.

Dr. Rachesky and Mr. Goldstein are co-founders and managing principals of MHR Fund Management. Mr. Devabhaktuni is also a managing principal of MHR Fund Management. Dr. Rachesky, Mr. Goldstein and Mr. Devabhaktuni are directors of Loral and, in that capacity, received compensation from Loral. See “Director Compensation” above. At their request, $19,000 of their directors’ fees was paid to MHR Fund Management.

Consulting Agreement with Dean A. Olmstead

On June 7, 2006, Loral entered into a consulting agreement with our director, Dean A. Olmstead. Pursuant to this agreement, Mr. Olmstead provides consulting services to the Company relating generally to exploration of strategic and growth opportunities for Loral and achievement of efficiencies within the Company’s divisions. Mr. Olmstead reports to Loral’s Chief Executive Officer.

Pursuant to the consulting agreement, Mr. Olmstead’s consulting fee is $400,000 annually (payable at 80% until he elects to devote his full time to Loral), and he is eligible for a target bonus of $240,000 annually at the discretion of the Compensation Committee of the Board of Directors based on his performance and achievement of his objectives (payable at 80% until he elects to devote his full time to Loral).

The term of the consulting agreement is for one year, commencing as of May 15, 2006, and the agreement is automatically renewable for succeeding one year terms unless either party terminates the agreement. Upon specified termination events (as defined in the agreement), Mr. Olmstead will be paid a termination fee of $300,000 plus any accrued and unpaid bonus.

In addition, in connection with his entering into the consulting agreement, the Company granted to Mr. Olmstead seven-year options to purchase 120,000 shares of common stock of the Company, with a per-share exercise price equal to $27.135. This grant is subject to stockholder approval of our Amended and Restated 2005 Stock Incentive Plan (see Proposal 2 of this Proxy Statement). Subject to earlier vesting upon a change in control as defined in our 2005 Stock Incentive Plan, options covering 20,000 shares will vest over a four-year period, with 25% vesting on each of the first four anniversaries of the grant date, and options covering 100,000 shares will vest based upon closing of a satellite services business transaction with a specified value to Loral (25,000 options to vest upon closing of a transaction with value of between $100 million and less than $250 million; 50,000 options to vest upon closing of a transaction with a value of between $250 million and less than $500 million; 75,000 options to vest upon closing of a transaction with a value of between $500 million and less than $1,000 million; and 100,000 options to vest upon closing of a transaction with a value of $1,000 million or more), provided, however, that no portion of the options (whether vested or not) will be exercisable prior to the date of stockholder approval of our Amended and Restated 2005 Stock Incentive Plan. It is expected that Mr. Olmstead’s performance based options will vest in full upon the closing of the acquisition by a joint venture company formed by us and our Canadian partner from BCE Inc. of Telesat Canada and certain related assets pursuant to an agreement entered into by the joint venture company and BCE on December 16, 2006.

Mr. Olmstead is also entitled under the agreement to medical benefits, reimbursement of up to $12,000 annually for life insurance, and $22,500 annually in lieu of retirement benefits (amounts payable at 80% until he elects to devote his full time to Loral).

During 2006, Mr. Olmstead earned a total amount of $337,250 (consisting of $200,000 in consulting fees, a bonus of $120,000, $6,000 for life insurance premium reimbursement and $11,250 in lieu of retirement benefits). In addition, in 2006, the Company paid medical insurance premiums on behalf of Mr. Olmstead, the value of which was $11,969.

Other Relationships

In the ordinary course of business, SS/L has entered into satellite construction contracts and Loral Skynet as entered into telemetry, tracking and control agreements and transponder lease agreements with affiliates of EchoStar Communications Corporation, a corporation that owns more than 5% of our common stock.

Mr. Targoff, our Vice Chairman and Chief Executive Officer, serves on the board of directors and on the compensation committee of Leap Wireless International, Inc., a company of which Dr. Rachesky is Chairman of the Board and a compensation committee member and of which Mr. Harkey is a board member.

In 2006, K&F Industries, Inc. (“K&F”), a subsidiary of K&F Industries Holdings, Inc., a company of which Bernard L. Schwartz was Chairman of the Board, provided administrative and certain other services to us. Loral paid K&F a fee based on the cost of such services plus out of pocket expenses. For the year ended December 31, 2006, K&F billed us approximately $156,000.

During 2006, we paid BLS Group LLC and BLS Aviation, LLC (companies owned by Mr. Schwartz) and The Air Group (a company commissioned by Mr. Schwartz to handle his corporate jet affairs) approximately $16,000, $9,000 and $162,000, respectively, for our use of Mr. Schwartz’s corporate jet. Additionally, in 2006, Loral reimbursed the BLS Group LLC $6,000.

Robert B. Hodes, a former director and member of our Compensation Committee until his resignation from the Board of Directors on February 28, 2006, is counsel to the law firm of Willkie Farr & Gallagher LLP, which acts as our counsel.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than 10% of our common stock, to file reports with the SEC. Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, Loral believes that, during 2006, all filing requirements were met on a timely basis.

Solicitation of Proxies

The Company pays all of the costs of soliciting proxies. We will ask banks, brokers and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority of executed proxies. We will reimburse them for their reasonable expenses. We have also retained W.F. Doring & Co., Inc. to solicit proxies on our behalf and will pay them a fee of approximately $5,000 for such services.

Stockholders Proposals for 2008

Any stockholder who intends to present a proposal at the 2008 Annual Meeting of Stockholders must deliver the proposal to the Corporate Secretary at our principal executive offices, located at Loral Space & Communications Inc., 600 Third Avenue, New York, New York 10016:

•	Not later than December 24, 2007, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or

•	No earlier than January 23, 2008 but no later than February 22, 2008, if the proposal is submitted pursuant to our bylaws, in which case we are not required to include the proposal in our proxy materials. The written notice must satisfy certain requirements specified in our Bylaws, a copy of which will be sent to any stockholder upon written request to the Vice President, General Counsel and Secretary.

Communications with the Board

Stockholders and other interested parties wishing to communicate with the Board of Directors, the non-management directors or with an individual Board member concerning the Company may do so by writing to the Board, to the non-management directors or to the particular Board member and mailing the correspondence to Loral Space & Communications Inc., 600 Third Avenue, New York, New York 10016, Attention: Vice President, General Counsel and Secretary. If from a stockholder, the envelope should indicate that it contains a stockholder communication. All such communication will be forwarded to the director or directors to whom the communications are addressed.

Code of Ethics

Loral has adopted a Code of Ethics for all of its employees, including all of its executive officers. Any amendments or waivers to this Code of Ethics with respect to Loral’s principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions) will be posted on such web site. This Code of Ethics is available on Loral’s web site at www.loral.com. One may also obtain, without charge, a copy of this Code of Ethics by contacting our Investor Relations Department at (212) 338-5347.

Appendix A

LORAL SPACE & COMMUNICATIONS INC.
2005 STOCK INCENTIVE PLAN
(Amended and Restated as of April 16, 2007)

1.	PURPOSE.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating and rewarding Eligible Persons, and to promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes the award of stock-based incentives to Participants to encourage such persons to expend their maximum efforts in the creation of stockholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code to the extent deemed appropriate by the Committee which administers the Plan.

2.	DEFINITIONS.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means, any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company.

(b) “Award” means any award of an Option, SAR, Restricted Stock, Restricted Stock Unit, Stock granted as a bonus or in lieu of another award, or Other Stock-Based Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” with respect to any Participant (A) shall have the meaning set forth in the current effective employment or consulting agreement between the Company or an Affiliate, as applicable, and the Participant or (B) in the event that there is no such employment or consulting agreement or if there is no such definition in any such employment or consulting agreement, shall mean, (i) the Participant shall have been after the Effective Date convicted of, or shall have pleaded guilty or nolo contendere to, any felony or any other crime that would have constituted a felony under the laws of the State of New York; (ii) the Participant shall have been indicted for any felony or any other crime that would have constituted a felony under the laws of the State of New York in connection with or arising from the Participant’s employment with the Company; (iii) the Participant shall have breached any material provision of any noncompetition, nonsolicitation or confidentiality agreement with the Company or any Affiliate; (iv) the Participant shall have committed any fraud, embezzlement, misappropriation of funds, or breach of fiduciary duty against the Company or any Affiliate, in each case of a material nature; (v) the Participant shall have engaged in any willful misconduct resulting in or reasonably likely to result in a material loss to the Company or substantial damage to its reputation; or (vi) the Participant willfully breaches in any material respect any material provision of the Company’s Code of Conduct and, to the extent any such breach is curable, the Participant has failed to cure such breach within ten (10) days after written notice of the alleged breach is provided to the Participant.

(e) “Change in Control” shall be deemed to have occurred if: (i) any person (as defined in Section 3(a)(9) of the Exchange Act, and as used in Sections 13(d) and 14(d) thereof, including any “group” as defined in Section 13(d)(3) thereof (a “Person”), but excluding the Company, any Affiliate, any employee benefit plan sponsored or maintained by the Company or any Affiliate (including any trustee of such plan acting as trustee), and any Person who owns 20% or more of the total number of votes that may be cast for the election of directors of the Company (the “Voting Shares”) as of the Effective Date, becomes the beneficial owner of 35% of the “Voting Shares”; (ii) the Company undergoes any merger, consolidation, reorganization, recapitalization or other similar business transaction, sale of all or substantially all of the Company’s assets or combination of the foregoing transactions (a “Transaction”), other than a Transaction involving only the Company and one or more Affiliates, and immediately following such Transaction the shareholders of the Company immediately prior to the Transaction do not continue to own at least a majority of the voting power in the resulting entity; (iii) the persons who are the original members of the Board pursuant to the Plan of Reorganization (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of members of the Board or the board of directors of any successor to the Company, provided that any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least a majority of the directors who then qualified as Incumbent Directors, either actually or by prior operation of this definition; or (iv) the shareholders of the Company approve a plan of liquidation or dissolution of the Company, or any such plan is actually implemented.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(g) “Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that directors appointed as members of the Committee shall not be employees of the Company or any subsidiary. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee, and no action of the Committee shall be void or invalid due to the participation of a member who is not a Qualified Member. If no Committee has been appointed, or if the Committee has been disbanded, or if the Board makes a determination to assume any or all powers of the Committee, any reference herein shall be deemed to be a reference to the Board; provided, however that if the Board acts as the Committee, each member of the Board who is not a an independent member of the Board under the NASDAQ independence requirements shall recuse himself or herself from any such Board action, unless such action is for the purpose of granting awards hereunder to members of the Board who are independent members of the Board not employed by the Company and the Board determines to act as the full Board.

(h) “Company” means Loral Space & Communications Inc., a Delaware corporation.

(i) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(j) “Dividend Equivalents” shall have the meaning set forth in Section 9 hereof.

(k) “Effective Date” shall have the meaning set forth in Section 21 hereof.

(l) “Eligible Person” means each employee of the Company or of any Affiliate, including each such person who may also be a director of the Company, each non-employee director of the Company or an Affiliate, each other person who provides substantial services to the Company and/or its Affiliates and who is designated as eligible by the Committee, and any person who has been offered employment by the Company or an Affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or an Affiliate. An employee on an approved leave of absence may be considered as still in the employ of the Company or an Affiliate for purposes of eligibility for participation in the Plan.

(m) “Employer” means either the Company or an Affiliate that the Participant (determined without regard to any transfer of an Award) is employed by or provides services to, as applicable.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(o) “Expiration Date” means the date upon which the term of an Option, as determined under 6(b) hereof, or SAR, as determined under Section 7(a)(ii) hereof expires.

(p) “Fair Market Value” means on any date (A) if the Stock is listed on a national securities exchange, the closing sale price reported as having occurred on the primary exchange with which the Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, (B) if the Stock is not listed on any national securities exchange but is traded in the over-the-counter market bulletin board or pink sheets on a last sale basis, the closing sale price reported on such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported; provided, however, that for purposes of the Initial Option Grant, the Fair Market Value shall be the weighted average of the aggregate sale prices of the Stock reported for the ten trading days immediately preceding the grant date; and further provided, however, that if such definition of Fair Market Value for Options granted in connection with the Plan of Reorganization does not comply with the definition of fair market value for purposes of Section 409A of the Code or if such definition would give rise to variable accounting treatment of such Options, then Fair Market Value for such Options shall have the meaning attributable thereto in clauses (A) or (B) above, as applicable, or such other meaning which complies with Section 409A and does not give rise to variable accounting treatment. If the Stock is not listed on an exchange or traded in the over-the-counter market, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Board in good faith to be the fair market value per share of Stock, on a fully diluted basis.

(q) “Good Reason” with respect to any Participant (A) shall have the meaning set forth in the current effective employment or consulting agreement between the Company or an Affiliate, as applicable, and the Participant or (B) in the event that there is no such employment or consulting agreement or if there is no such definition in any such employment or consulting agreement, shall mean, (i) the assignment to the Participant of any duties inconsistent in any substantial respect with the Participant’s position, authority or responsibilities to or with the Company or an Affiliate, as applicable, or any duties which are illegal or unethical or any diminution of any of the Participant’s significant duties; (ii) any reduction in base salary, or to the extent guaranteed by a contract with the Company or an Affiliate, as applicable, the Participant’s target annual bonus or any of the benefits provided for in any such contract to the extent such reduction is not permitted under the terms of any such contract; (iii) the relocation by the Company of the Participant’s primary place of employment with the Company to a location not within a thirty (30) mile radius of such place of employment as of the Effective Date; provided, however, that such relocation shall not be considered Good Reason if such location is closer to the Participant’s home than the Participant’s primary place of employment as of the Effective Date; (iv) any material breach of any employment or consulting agreement with the Participant by the Company, or an Affiliate, as appropriate; or (v) the failure of the Company to obtain the assumption in writing of its obligation to perform any employment or consulting agreement with the Participant by any successor to all or substantially all of the assets of the Company.

(r) “Initial Option Grant” shall mean the automatic award of options under the Plan as set forth in Section 6(h).

(s) “Mature Shares” means (A) shares of Stock for which the Participant has good title, free and clear of all liens and encumbrances, and which the Participant either (i) has held for at least six months or (ii) has purchased on the open market or (B) such shares as determined by the Committee.

(t) “New Skynet” shall have the meaning ascribed thereto in the Plan of Reorganization.

(u) “New Skynet Sale Event” means a sale of all or substantially all of the common stock or assets of New Skynet.

(v) “New SS/L” shall have the meaning ascribed thereto in the Plan of Reorganization.

(w) “New SS/L Sale Event” means a sale of all or substantially all of the common stock or assets of New SS/L.

(x) “Option” means a conditional right, granted to a Participant under Section 6 hereof, to purchase Stock at a specified price during specified time periods.

(y) “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.

(z) “Other Stock-Based Awards” means Awards granted to a Participant under Section 11 hereof.

(aa) “Participant” means an Eligible Person who has been granted an Award under the Plan which remains outstanding, or if applicable, such other person or entity who holds an outstanding Award.

(bb) “Plan” means this Loral Space & Communications Inc. 2005 Stock Incentive Plan.

(cc) “Plan of Reorganization” means the Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code of Loral Space & Communications Ltd., et al.

(dd) “Proprietary Information” with respect to any Participant means all confidential specifications, know-how, strategic or technical data, marketing research data, product research and development data, manufacturing techniques, confidential customer lists, sources of supply and trade secrets, all of which are confidential to the Company, or any of its Affiliates, and may be proprietary and are owned or used by the Company, or any of its Affiliates, including any and all of such enumerated items coming within the scope of the business of the Company, or any of its Affiliates, as to which the Participant may have access, whether conceived or developed by others or by the Participant, alone or with others, during the Participant’s period of service with the Company, and whether or not conceived or developed during regular working hours. However, Proprietary Information shall not include any records, data or information which are in the public domain during the Participant’s service with the Company or after the Participant’s service with the Company has terminated, provided the same are not in the public domain as a consequence of disclosure by the Participant.

(ee) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Regulation 1.162-27(c) under Code Section 162(m).

(ff) “Restricted Stock” means Stock granted to a Participant under Section 8 hereof, that is subject to certain restrictions and to a risk of forfeiture.

(gg) “Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock grant.

(hh) “Restricted Stock Unit” means a notional unit representing the right to receive one share of Stock on the Settlement Date.

(ii) “Restricted Stock Unit Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Unit grant.

(jj) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(kk) “Section 409A” shall mean Section 409A of the Code and the rules and regulations promulgated thereunder.

(ll) “Securities Act” means the Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(mm) “Senior Management Employee” means an employee of the Company designated by the Chief Executive Officer of the Company as a Senior Management Employee.

(nn) “Settlement Date” shall have the meaning set forth in Section 9 hereof.

(oo) “Stock” means the Company’s Common Stock, $.01 par value, and such other securities as may be substituted for Stock pursuant to Section 12 hereof.

(pp) “Stock Appreciation Right” or “SAR” means a conditional right granted to a Participant under Section 7 hereof.

3.	ADMINISTRATION.

(a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (i) select Eligible Persons to become Participants; (ii) grant Awards; (iii) determine the type, number, and other terms and conditions of, and all other matters relating to, Awards; (iv) prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan; (v) construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein; and (vi) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires. Any action of the Committee shall be final, conclusive and binding on all persons, including, without limitation, the Company, its Affiliates, Eligible Persons, Participants and beneficiaries of Participants.

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members; and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

(c) Delegation. The Committee may delegate to officers or employees of the Company or any Affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any person or entity who is not an employee of the Company or any of its Affiliates shall be expressly approved by the Committee.

4.	SHARES AVAILABLE UNDER THE PLAN.

(a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 12 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 2,972,452. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. To the extent that an Award expires or is canceled, forfeited, settled in cash or otherwise terminated or concluded without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for Awards. Shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that, where shares are withheld or surrendered more than ten years after the date of the most recent shareholder approval of the Plan or any other transaction occurs that would result in shares becoming available under this Section 4(b), such shares shall not become available if and to the extent that it would constitute a material revision of the Plan subject to shareholder approval under then applicable rules of the principle stock exchange or automated quotation system on which the shares are then listed or designated for trading.

5.	ELIGIBILITY; LIMITATIONS ON AWARDS.

(a) Grants to Eligible Persons. Awards may be granted under the Plan only to Eligible Persons.

(b) 162(m) Limitation. Subject to Section 12 relating to adjustments, no Employee shall be eligible to be granted Options or Stock Appreciation Rights covering more than 1,000,000 shares of Stock during any calendar year.

6.	OPTIONS.

(a) General. Except as provided in the Initial Option Grant, Options granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The provisions of separate Options shall be set forth in an Option Agreement, which agreements need not be identical.

(b) Term. Except as provided in the Initial Option Grant, the term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(c) Exercise Price. Except as provided in the Initial Option Grant, the exercise price per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the par value of a share of Stock.

(d) Payment for Stock. Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the Options in immediately available funds in United States dollars, by certified or bank cashier’s check or, in the discretion of the Committee, (i) by surrender to the Company of Mature Shares held by the Participant; (ii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the aggregate Option exercise price; (iii) through a net exercise of the Options whereby the Participant instructs the Company to withhold that number of shares of Stock having a Fair Market Value equal to the aggregate exercise price of the Options being exercised and deliver to the Participant the remainder of the shares subject to exercise or (iv) by any other means approved by the Committee. Anything herein to the contrary notwithstanding, the Company shall not directly or indirectly extend or maintain credit, or arrange for the extension of credit, in the form of a personal loan to or for any director or executive officer of the Company through the Plan in violation of Section 402 of the Sarbanes-Oxley Act of 2002 (“Section 402 of SOX”), and to the extent that any form of payment would, in the opinion of the Company’s counsel, result in a violation of Section 402 of SOX, such form of payment shall not be available.

(e) Vesting. Except as provided in the Initial Option Grant, Options shall vest and become exercisable in such manner and on such date or dates set forth in the Option Agreement, as may be determined by the Committee; provided, however, that notwithstanding any vesting dates contained herein or otherwise set by the Committee, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting. Unless otherwise specifically determined by the Committee and except for Options that are specifically subject to automatic accelerated vesting upon termination of employment, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Company or an Affiliate and all vesting shall cease upon a Participant’s termination of employment or services for any reason. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires either on the Expiration Date or earlier following a termination of employment as set forth in the Option Agreement. Unless otherwise determined by the Committee, Options shall vest only as to full shares of Stock, rounded down to the nearest full share, except that the last tranche to vest with respect to any Option Award shall encompass the full number of shares subject to the Option Award.

(f) Transferability of Options. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, Options shall be transferable to the extent provided in the Option Agreement or as otherwise determined by the Committee.

(g) Termination of Employment or Service. Except as provided in the Initial Option Grant or as may otherwise be provided by the Committee in the Option Agreement other than with respect to the Initial Option Grant:

(i) If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer terminates for any reason other than (A) by the Employer for Cause, or (B) by reason of the Participant’s death or Disability, (1) all vesting with respect to the Options shall cease, (2) any unvested Options shall expire as of the date of such termination, and (3) any vested Options shall remain exercisable until the earlier of the Expiration Date or the date that is three (3) months after the date of such termination.

(ii) If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer terminates by reason of such Participant’s death or Disability, (A) all vesting with respect to the Options shall cease, (B) any unvested Options shall expire as of the date of such termination, and (C) any vested Options shall expire on the earlier of the Expiration Date or the date that is twelve (12) months after the date of such termination due to death or Disability of the Holder. In the event of a Participant’s death, the Options shall remain exercisable by the person or persons to whom a Participant’s rights under the Options pass by will or the applicable laws of descent and distribution until its expiration, but only to the extent the Options were vested by such Participant at the time of such termination due to death.

(iii) If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer is terminated by the Employer for Cause, all Options (whether or not vested) shall immediately expire as of the date of such termination.

(h) Initial Option Grant. On the date that is thirty days following the Effective Date, the individuals listed on the schedule approved by the Board of Directors of Loral Space & Communications Ltd. to be granted Options pursuant to the Plan upon the Company’s emergence from bankruptcy (the ‘‘Approved List”) shall automatically be granted Options with respect to the number of shares listed across from each individuals name on the Approved List. The Options granted to those individuals identified as Senior Management on the Approved List shall have such terms and conditions as set forth in the Option Agreement for Senior Management, attached as Exhibit A to the Plan as in effect on November 21, 2005. The Options granted to those individuals identified as Non-Senior Management on the Approved List shall have such terms and conditions as set forth in the Option Agreement for Non-Senior Management, attached as Exhibit B to the Plan as in effect on November 21, 2005.

7.	STOCK APPRECIATION RIGHTS.

(a) General. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment.  A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise, or if necessary to conform to the requirements of 409A, on each vesting date thereof, the value of the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii) Term.  The term of each SAR shall be set by the Committee at the time of grant; provided, however, that no SAR granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(iii) Grant Price.  The grant price per share of Stock for each SAR shall be set by the Committee at the time of grant.

(iv) Other Terms.  The Committee shall determine at the date of grant or thereafter: (A) the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements); (B) the method of exercise; (C) the method of settlement; (D) whether cash or Stock will be payable to the Participant upon exercise of the SAR; (E) the method by or forms in which Stock will be delivered or deemed to be delivered to Participants; (F) whether or not a SAR shall be alone, in tandem or in combination with any other Award; and (G) and any other terms and conditions of any SAR.

(b) Termination of Employment or Service. Except as may otherwise be provided by the Committee in the applicable Award agreement:

(i) If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer terminates for any reason other than (A) by the Employer for Cause, or (B) by reason of the Participant’s death or Disability, (1) all vesting with respect to the SARs shall cease, (2) any unvested SARs shall expire as of the date of such termination, and (3) any vested SAR shall remain exercisable until the earlier of the Expiration Date or the date that is ninety (90) days after the date of such termination.

(ii) If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer terminates by reason of such Participant’s death or Disability, (A) all vesting with respect to the SARs shall cease, (B) any unvested SARs shall expire as of the date of such termination, and (C) any vested SARs shall expire on the earlier of the Expiration Date or the date that is twelve (12) months after the date of such termination due to death or Disability of the Holder. In the event of a Participant’s death, the SARs shall remain exercisable by the person or persons to whom a Participant’s rights under the SARs pass by will or the applicable laws of descent and distribution until its expiration, but only to the extent the SARs were vested by such Participant at the time of such termination due to death.

(iii) If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer is terminated by the Employer for Cause, all SARs (whether or not vested) shall immediately expire as of the date of such termination, and such Participant shall have no further rights with respect thereto.

8.	RESTRICTED STOCK.

(a) General. Restricted Stock granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement, which agreements need not be identical. Subject to the restrictions set forth in Section 8(b), except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. The Committee shall determine whether or not dividends shall accrue on shares of Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends, if any, with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant’s account. A Participant’s Restricted Stock Agreement may provide that cash dividends or stock dividends so withheld shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which they relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

(b) Restrictions on Transfer. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, until such time that the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement, which vesting the Committee may in its sole discretion accelerate at any time, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock. Notwithstanding anything contained herein to the contrary, the Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

(c) Certificates. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Restricted Stock shall be held in book entry form rather than delivered to the Participant pending the release of the applicable restrictions.

(d) Termination of Employment or Service. Except as may otherwise be provided by the Committee in the Restricted Stock Agreement, if, prior to the time that the Restricted Stock has vested, a Participant’s employment or service, as applicable, terminates for any reason, (i) all vesting with respect to the Restricted Stock shall cease, and (ii) at any time following such termination, and upon written notice to the Participant, the Company shall have the right to repurchase from the Participant any unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock, or if the original purchase price is $0, such unvested shares of Restricted Stock shall be forfeited by the Participant for no consideration.

9.	RESTRICTED STOCK UNITS

(a) General. Restricted Stock Units granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Stock Unit grant shall be evidenced by a Restricted Stock Unit Agreement. No shares of Stock shall be issued at the time a Restricted Stock Unit grant is made, and the Company will not be required to set aside a fund for the payment of any such Award; provided, however, that for purposes of Section 4(a) hereof, a share of Stock shall be deemed awarded at the time of grant. The Committee shall determine whether or not dividends shall accrue on Restricted Stock Units. If the Committee so determines, recipients of Restricted Stock Units shall be entitled to an amount equal to the cash dividends paid by the Company upon one share of Stock for each Restricted Stock Unit then credited to such recipient’s account (“Dividend Equivalents”). The Committee shall, in its sole discretion, determine whether to credit to the account of, or to currently pay to, such Participant the Dividend Equivalents. A Participant’s Restricted Stock Unit Agreement may provide that Dividends Equivalents shall be subject to forfeiture to the same degree as the shares of Restricted Stock Units to which they relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on Dividend Equivalents credited to a recipient’s account.

(b) Conditions of Grant. Restricted Stock Units awarded to any Eligible Person shall be subject to (i) forfeiture until the expiration of the restricted period, to the extent provided in the Restricted Stock Unit Agreement, and to the extent such Awards are forfeited, all rights of the recipient to such Awards shall terminate without further obligation on the part of the Company, and (ii) such other terms and conditions as may be set forth in the applicable Award agreement. Notwithstanding anything contained herein to the contrary, the Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Unit Award, such action is appropriate.

(c) Settlement of Restricted Stock Units. Upon a date or dates on or following the expiration of the restricted period as shall be determined by the Committee and set forth in a Participant’s Restricted Stock Unit Agreement (the “Settlement Date(s)”), unless earlier forfeited, the Company shall settle the Restricted Stock Unit by delivering (i) a number of shares of Stock equal to the number of Restricted Stock Units then vested and not otherwise forfeited, and (ii) if applicable, a number of shares of Stock having a value equal to any unpaid Dividend Equivalents accrued with respect to the Restricted Stock Units. The Company may, in the Committee’s sole discretion, settle a Restricted Stock Unit Award in (A) cash, (B) in the delivery of shares of Stock or other property, (C) partially in cash and partially in the delivery of shares of Stock and/or other property, or (D) partially in the delivery of shares of Stock and partially in the delivery of other property. A settlement in cash or other property shall be based on the value of the shares of Stock otherwise to be delivered on the Settlement Date.

(d) Creditor’s Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

(e) Termination of Employment or Service. Except as may otherwise be provided in by the Committee in the Restricted Stock Unit Agreement, if, prior to the time that the Restricted Stock Unit has vested, a Participant’s employment or service, as applicable, terminates for any reason, all Restricted Stock Units that have not vested on or prior the date of such termination shall be forfeited, and vested Restricted Stock Units shall be settled as soon as practicable following the date of such termination; provided, however, if such Participant’s employment or service, as applicable, was terminated by the Employer for Cause, all Restricted Stock Units, whether or not then vested, shall be forfeited, and such Participant shall have no further rights with respect thereto.

10.	BONUS STOCK AND AWARDS IN LIEU OF OBLIGATIONS.

The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary of the Company under the Plan or under other plans or compensatory arrangements, subject to such terms and conditions as shall be determined by the Committee.

11.	OTHER STOCK-BASED AWARDS.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan.

12.	ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

(a) Capitalization Adjustments. In the event of any change in the outstanding Stock or in the capital structure of the Company by reason of stock dividends or extraordinary dividends payable in cash or any other form of consideration, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization or any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, the Committee shall make such substitution or adjustment, if any, as is equitable and proportional (as determined by the Committee in good faith), as to (i) the number and/or kind of Stock or other securities issued or reserved for issuance (including the maximum number and/or kind of Stock or other securities with respect to which one person may be granted Options or SARs in any given year) pursuant to the Plan or any outstanding Award, and/or (ii) the exercise price of any Option or SAR. Absent manifest error, any adjustment shall be conclusively determined by the Committee; provided, in each case, the fair value of the Award immediately following any such adjustment shall be equal to the fair value of the Award immediately prior to such adjustment.

(b) Fractional Shares. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Award.

13.	CHANGE IN CONTROL

(a) Change in Control of the Company. In the event of a Change in Control all outstanding Awards shall become immediately vested and exercisable, the restrictions thereon shall lapse and all such Awards shall become immediately payable or subject to settlement. In the event of a Change in Control, it will not be a violation of Section 19 hereunder for the Committee to cancel any or all outstanding Awards in exchange for a cash payment to each Award holder having a value equal to the value of each such Award at the time of such Change in Control. Furthermore, it will not be a violation of Section 19 hereunder for the Committee to cancel, without any such payment, any or all outstanding Awards having no value at the time of such Change in Control.

(b) New Skynet or New SS/L Sale Event/Subsidiary Employees. In the event of a New Skynet Sale Event, all outstanding Awards held by employees or service providers of New Skynet shall become immediately vested and exercisable, the restrictions thereon shall lapse and all such Awards shall become immediately payable or subject to settlement. In the event of a New SS/L Sale Event, all outstanding Awards held by employees or service providers of New SS/L shall become immediately vested and exercisable, the restrictions thereon shall lapse and all such Awards shall become immediately payable or subject to settlement. Moreover, notwithstanding any limits on the exercisability of any Option following a Participant’s termination of employment with New Skynet or New SS/L, as applicable, as set forth in any Option Agreement, Options held by employees or service providers of New Skynet or New SS/L, as applicable, shall remain exercisable for the shorter of (i) one year following the New Skynet Sale Event or New SS/L Sale Event, as applicable or (ii) the remaining term of the Option as set forth in the Option Agreement.

(c) New Skynet or New SS/L Sale Event/Corporate Headquarters Employees. In the event of a New Skynet Sale Event or a New SS/L Sale Event, (i) 50% of all outstanding unvested Awards held by employees of the Company assigned to the Company’s corporate headquarters shall become immediately vested and exercisable, the restrictions thereon shall lapse and all such Awards shall become immediately payable or subject to settlement if the New Skynet Sale Event or a New SS/L Sale Event occurs on or prior to the first anniversary of the Effective Date, or (ii) one-third of all outstanding unvested Awards held by employees of the Company assigned to the Company’s corporate headquarters shall become immediately vested and exercisable, the restrictions thereon shall lapse and all such Awards shall become immediately payable or subject to settlement if the New Skynet Sale Event or a New SS/L Sale Event occurs after the first anniversary but on or prior to the second anniversary of the Effective Date.

(d) Change in Control under Section 409A. Notwithstanding anything herein to the contrary, to the extent that any Award hereunder, either in whole or in part, is deemed to provide for the deferral of compensation within the meaning of Section 409A, there shall be no distribution of any such deferred compensation on account of a Change in Control, a New Skynet Sale Event or a New SS/L Sale Event unless such event also constitutes a “Change in Control Event” within the meaning of Section 409A or such distribution is otherwise allowable under Section 409A.

14.	USE OF PROCEEDS.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

15.	RIGHTS AND PRIVILEGES AS A STOCKHOLDER.

Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

16.	EMPLOYMENT OR SERVICE RIGHTS.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate.

17.	COMPLIANCE WITH LAWS.

The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

18.	WITHHOLDING OBLIGATIONS.

As a condition to the exercise or vesting, as applicable, of any Award, the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all Federal, state and local income and other taxes of any kind required to be withheld in connection with such vesting or exercise. The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements and such shares shall be valued at their Fair Market Value as of the settlement date of the Award.

19.	AMENDMENT OF THE PLAN OR AWARDS.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan; provided, however, that without further stockholder approval the Board shall not make any amendment to the Plan which would increase the maximum number of shares of Stock which may be issued pursuant to Awards under the Plan, except as contemplated by Section 12 hereof, or, which would otherwise violate the shareholder approval requirements of the national securities exchange on which the Stock is listed or Nasdaq, as applicable.

(b) No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless the Participant consents in writing.

(c) Amendment of Stock Awards. The Committee, at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless the Participant consents in writing.

20.	TERMINATION OR SUSPENSION OF THE PLAN.

The Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board and no Awards may be granted under the Plan after it is terminated; provided, however, that the Plan shall continue to be administered with respect to outstanding Awards until all such Awards have been fully exercised or otherwise expire by their terms.

21.	EFFECTIVE DATE OF THE PLAN.

The Plan shall become effective as of the effective date of the Plan of Reorganization.

22.	MISCELLANEOUS.

(a) Awards to Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 22(a) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

(b) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(c) Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(d) Designation and Change of Beneficiary. Each Participant may file with the Company a written designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Award due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate. Any beneficiary of the Participant receiving an Award hereunder shall remain subject to the terms of the Plan and the applicable Award agreement.

(e) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

(f) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(g) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

(h) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(i) Section 409A Compliance. To the extent that any payments or benefits provided hereunder are considered deferred compensation subject to Section 409A, the Company intends for this Agreement to comply with the standards for nonqualified deferred compensation established by 409A (the “409A Standards”). To the extent that any terms of the Plan would subject Participants to gross income inclusion, interest or an additional tax pursuant to Section 409A, those terms are to that extent superseded by the 409A Standards. The Company reserves the right to amend Awards granted hereunder to cause such Awards to comply with or be exempt from Section 409A.

PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY LORAL SPACE & COMMUNICATIONS INC.

ANNUAL MEETING OF STOCKHOLDERS
MAY 22, 2007
     Michael B. Targoff, Avi Katz and Janet T. Yeung, and each of them, are hereby appointed the proxies of the undersigned, with full power of substitution on behalf of the undersigned to vote, as designated below, all the shares of the undersigned at the Annual Meeting of Stockholders of LORAL SPACE & COMMUNICATIONS INC. (the “Company”), to be held at the Park Central New York, 870 Seventh Avenue at 56th Street, New York, New York, at 10:30 A.M., on Tuesday, May 22, 2007 and at all adjournments thereof.

Please be sure to sign and date this Proxy in the box below.	Date

			With-	For All
		For	hold	Except
1.	ELECTION OF THREE CLASS I DIRECTORS - Nominees: Class I:	☐	☐	☐
John D. Harkey, Jr., Arthur L. Simon and John P. Stenbit
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
2.	Acting upon a proposal to approve the amendment and restatement of the Loral Space & Communications Inc. 2005 Stock Incentive Plan.	☐	☐	☐
3.	Acting upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2007.	☐	☐	☐
The Board of Directors Recommends a Vote FOR the Above Proposals.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
     This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, this PROXY will be voted FOR the election of nominees listed hereon and FOR Proposals 2 and 3.
     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement.

Stockholder sign above          Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.
LORAL SPACE & COMMUNICATIONS INC.

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